FILED PURSUANT TO RULE 424(B)(3)
                                                            FILE NO. 33-90998-01
                                                                     33-90998


                           CNL INCOME FUND XVII, LTD.
                                      AND
                          CNL INCOME FUND XVIII, LTD.

                    Supplement No. 2, dated November 6, 1997

                        to Prospectus, dated May 9, 1997


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 9, 1997. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         All subscriptions referred to in this Supplement are for the purchase of Units of CNL Income Fund XVIII, Ltd. ("CNL XVIII"). Offers are no longer being made nor are the General Partners accepting subscriptions for CNL Income Fund XVII, Ltd. ("CNL XVII"). THE ACQUISITION OF UNITS OF ONE PARTNERSHIP WILL NOT ENTITLE THE INVESTOR TO ANY OWNERSHIP INTEREST IN THE OTHER PARTNERSHIP OR ITS PROPERTIES.


         Information as to the number and types of Properties acquired by CNL XVIII is presented as of October 22, 1997, and all references to Property acquisitions should be read in that context. Proposed properties for which CNL XVIII receives initial commitments, as well as property acquisitions that occur after October 22, 1997, will be reported in a subsequent Supplement.


                                  THE OFFERING

GENERAL

         The General Partners have elected to extend this Offering until August 11, 1998.

SUBSCRIPTION PROCEDURES


         As of October 22, 1997, CNL XVIII had received total subscription proceeds of $29,805,669 (2,980,567 Units) from 1,388 Limited Partners. Net offering proceeds to CNL XVIII after deduction of Selling Commissions, due diligence expense reimbursement fees and offering expenses totalled approximately $26,073,000. As of October 22, 1997, CNL XVIII had invested or committed for investment approximately $25,400,000 of such proceeds in 21 Properties and to pay Acquisition Fees and miscellaneous Acquisition Expenses, leaving approximately $694,000 in offering proceeds available for investment in Properties. As of October 22, 1997, CNL XVIII had incurred $1,341,255 in Acquisition Fees to an Affiliate of the General Partners.


                                    BUSINESS

GENERAL

         The Partnership invests in the fast-food, family-style, and casual dining segments of the restaurant industry, the most rapidly growing segments in recent years. According to the National Restaurant Association, 51% of adults eat at a quick-service restaurant and 42% of adults patronize a moderately-priced family restaurant at least once each week. In addition, the National Restaurant Association indicates that Americans spend approximately 43 cents of every food dollar on dining away from home. Surveys published in

Restaurant Business indicate that families with children choose quick-service restaurants four out of every five times they dine out. Additionally, according to The Wall Street Journal (May 11, 1992) the average American spends $19,791 on fast-food in a lifetime. Further, according to Nation's Restaurant News, the 100 largest restaurant chains posted an average of 4.59% growth in their systemwide sales figures for 1996. Casual-theme dining concepts are the chains showing the strongest growth. In 1996, the family-style segment experienced sales growth of 3.61% over 1995 figures, and, the casual dining segment experienced systemwide sales growth in 1996 of 12.37%, compared to 12.99% in 1995. The General Partners believe that the Partnership will have the opportunity to participate in this growth through the ownership of Properties leased to operators of the Restaurant Chains.

         The fast-food, family-style, and casual dining segments of the restaurant industry have demonstrated their ability to adapt to changes in consumer preferences, such as health and dietary issues, decreases in the disposable income of consumers, and environmental awareness, through various innovative techniques, including special value pricing and promotions, increased advertising, menu changes featuring low-calorie, low- cholesterol menu items, and new packaging and energy conservation techniques.

         The table set forth below provides information with respect to certain Restaurant Chains in which Affiliates of the General Partners (consisting of a listed public REIT, an unlisted public REIT, 18 public partnerships, including CNL XVIII, and 8 private partnerships) have invested, as of June 30, 1997:




                                Approximate           Aggregate
Restaurant Chain                Dollars Invested      Percentage of         Number of
Programs                        by Affiliates         Dollars Invested              Prior
----------------                ----------------      ----------------      -------------

Golden Corral                     $143,663,000               16.7%                26
Burger King                        105,659,000               12.3%                25
Denny's                             91,365,000               10.6%                20
Jack in the Box                     90,060,000               10.5%                15
Hardee's                            58,599,000                6.8%                13
Boston Market                       46,259,000                5.4%                 8
Shoney's                            35,663,000                4.2%                13
Long John Silver's                  32,029,000                3.7%                 6
Wendy's                             30,011,000                3.5%                16
TGI Friday's                        28,184,000                3.3%                 9
Darryl's                            22,296,000                2.6%                 4
Checkers                            21,263,000                2.5%                 7
Perkins                             16,311,000                1.9%                 9
Pizza Hut                           15,578,000                1.8%                 8
KFC                                 13,642,000                1.6%                10
Popeyes                             10,589,000                1.2%                 9
Taco Bell                            6,915,000                0.8%                 7
Black-eyed Pea                       6,432,000                0.8%                 4
Arby's                               5,573,000                0.7%                 5
Houlihan's                           4,741,000                0.6%                 1


PROPERTY ACQUISITIONS

         Between May 1, 1997 and October 22, 1997, CNL XVIII acquired eight Properties consisting of land and building. The Properties are a Boston Market Property (in Timonium, Maryland), a Jack in the Box Property (in Houston, Texas), two Golden Corral Properties (one in each of Elizabethtown, Kentucky, and Destin, Florida), two IHOP Properties (one in each of Santa Rosa, California, and Bridgeview, Illinois) , an Arby's Property (in Lexington, North Carolina) and a Ground Round Property (in Rochester, New York). For information regarding the 13 Properties acquired by CNL XVIII prior to May 1, 1997, see the Prospectus dated May 9, 1997.

         In connection with the purchase of each of these eight Properties, CNL XVIII, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Leases." For the Properties that are to be constructed, CNL XVIII has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         The Property in Minnetonka, Minnesota, was originally acquired with the intent to construct a Boson Market restaurant. The tenant has subsequently decided not to develop on this location. CNL XVIII and the tenant are currently in discussions regarding the disposition of the Property or development into a different restaurant concept. If sold, any proceeds received from the sale of the Property will be used by CNL XVIII to acquire an additional Property.

         The following table sets forth the location of the eight Properties consisting of land and building acquired by CNL XVIII from May 1, 1997 through October 22, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.





                             PROPERTY ACQUISITIONS
                   From May 1, 1997 through October 22, 1997



                                                         Lease Expira-
Property Location and           Purchase      Date         tion and            Minimum                                   Option
Competition                     Price (1)   Acquired    Renewal Options     Annual Rent (2)        Percentage Rent    To Purchase
----------------------          ---------   ---------    ---------------    ---------------        ---------------    -----------


BOSTON MARKET                    $749,978    05/08/97    05/2012; five      10.38% of CNL           for each lease     at any time
(the "Timonium Property")        (excluding              five-year          XVIII's total          year after         after the
Restaurant to be renovated       development             year renewal       cost topurchase the    the fifth lease    fifth lease
                                 costs) (3)              options            property; increases    year, (i) 4% of    year
The Timonium Property is                                                    by 10% after the       annual
located on the northeast corner                                             fifth lease year and   gross sales
of the intersection of York                                                 after every five       minus(ii)
Road and Belfast Road, in                                                   years thereafter       the minimum
Timonium, Baltimore County,                                                 during the             annual rent
Maryland, in an area of mixed                                               lease term             for such lease
retail, commercial, and                                                                            year
residential development.  Other
fast-food and family-style
restaurants located in
proximity to the Timonium
Property include a McDonald's,
a Burger King, a KFC, and
several local restaurants.

JACK IN THE BOX                   $1,290,000   05/09/97   05/2015; four     $132,225 (6);         for each lease      at any time
(the "Houston #2 Property")       (3)(6)                  five-year         increases by 8%       year (i) 5% of      after the
Restaurant to be constructed                              renewal           after the fifth       annual gross        seventh lease
                                                          options           lease year and        sales minus (ii)    year
The Houston #2 Property is                                                  after every           the minimum annual
located on the north side of                                                five years            rent for such
Louetta Road, west of State                                                 thereafter            lease year (5)
Highway 249, in Houston, Harris                                             during the
County, Texas, in an area of                                                lease term
mixed retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in
proximity to the Houston #2
Property include a McDonald's
and a Subway Sandwich Shop.




                                                            Lease Expira-
Property Location                 Purchase       Date         tion and           Minimum                               Option
Competition                       Price (1)    Acquired     Renewal Options    Annual Rent (2)    Percentage Rent    To Purchase
-----------------                ---------    ---------     ---------------    ---------------    ---------------    -----------

GOLDEN CORRAL (7)                 $446,180      05/21/97    05/2012; four      10.75% of Total    for each lease    during the
(the "Elizabethtown Property")    (excluding                five-year          Cost (4)           year, 5% of the   first
Restaurant to be constructed      closing                   renewal                               amount by which   through
                                  and                       options                               annual gross      seventh
The Elizabethtown Property is     development                                                     sales exceed      lease
located on the east side of       costs) (3)                                                      $2,697,649 (5)    years and
North Dixie Avenue, in                                                                                              the tenth
Elizabethtown, Hardin County,                                                                                       through
Kentucky, in an area of mixed                                                                                       fifteenth
retail, commercial, and                                                                                             lease
residential development.  Other                                                                                     years only
fast-food and family-style
restaurants located in
proximity to the Elizabethtown
Property include a Steak N
Shake, a Dairy Queen, an
Arby's, a Bob Evans, a Captain
D's, a Fazoli's, a Hardee's, a
McDonald's, a Taco Bell, and a
Lee's Famous Recipe Country
Chicken.

IHOP (8)                          $1,286,364    05/21/97    05/2017;           $130,244;          for each lease    during the
(the "Santa Rosa Property")                                 three five-        increases by       year, (i) 4% of   eleventh
Existing restaurant                                         year renewal       10% after the      annual gross      lease year
                                                            options            fifth lease        sales minus       and at the
The Santa Rosa Property is                                                     year and after     (ii) the          end of the
located on the northwest                                                       every five         minimum annual    initial
quadrant of Fulton Road and                                                    years              rent for such     lease term
Guerneville Road, in Santa                                                     thereafter         lease year
Rosa, Sonoma County,                                                           during the
California, in an area of mixed                                                lease term
retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in
proximity to the Santa Rosa
Property include a Taco Bell, a
McDonald's, and several local
restaurants.


                                                            Lease Expira-
Property Location and             Purchase       Date         tion and           Minimum                               Option
Competition                       Price (1)   Acquired     Renewal Options    Annual Rent (2)    Percentage Rent    To Purchase
---------------------            ---------    ---------     ---------------    ---------------    ---------------    -----------
ARBY'S                            $632,418     07/15/97       07/2017; two       $63,242;          for each lease     during the
(the "Lexington Property")                                    five-year          increases by      year, (i) 4% of    seventh
Existing restaurant                                           renewal            4.14% after the   annual gross       and tenth
                                                              options            third lease       sales minus        lease
The Lexington Property is                                                        year and after    (ii) the           years only
located on the northeast corner                                                  every three       minimum annual
of North Main Street and East                                                    years             rent for such
Fourth Street, in Lexington,                                                     thereafter        lease year
Davidson County, North                                                           during the
Carolina, in an area of mixed                                                    lease term
retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in
proximity to the Lexington
Property include a local
restaurant.

IHOP (8)                          $1,423,008   07/16/97       07/2017;         $144,080;           for each lease     during the
(the "Bridgeview Property")                                   three five-      increases by        year, (i) 4% of    eleventh
Existing restaurant                                           year renewal     10% after the       annual gross       lease year
                                                              options          fifth lease         sales minus        and at the
The Bridgeview Property is                                                     year and after      (ii) the           end of the
located at the northeast                                                       every five          minimum annual     initial
quadrant of the intersection of                                                years               rent for such      lease term
West 79th Street and Harlem                                                    thereafter          lease year
Avenue, in Bridgeview, Cook                                                    during the
County, Illinois, in an area of                                                lease term
mixed retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in
proximity to the Bridgeview
Property include a Pizza Hut, a
McDonald's, a White Castle, and
a Burger King.



                                                           Lease Expira-
Property Location and             Purchase       Date        tion and           Minimum                               Option
Competition                       Price (1)    Acquired    Renewal Options    Annual Rent (2)    Percentage Rent    To Purchase
---------------------            ---------    ---------    ---------------    ---------------    ---------------    -----------
GOLDEN CORRAL (7)                  $546,572    09/17/97     03/2013; four    10.75% of Total      for each lease     during the
(the "Destin Property")            (excluding               five-year        Cost (4)             year, 5% of the    first
Restaurant to be constructed       development              renewal                               amount by which    through
                                   costs) (3)               options                               annual gross       seventh
The Destin Property is located                                                                    sales exceed       lease
on the northeast quadrant of                                                                      $2,798,367 (5)     years and
Highway 98 and Beach Drive, in                                                                                       the tenth
Destin, Okaloosa County,                                                                                             through
Florida, in an area of mixed                                                                                         fifteenth
retail, commercial, and                                                                                              lease
residential development.  Other                                                                                      years only
fast-food and family-style
restaurants located in
proximity to the Destin
Property include a Burger King,
a McDonald's, and a local
restaurant.

GROUND ROUND                       $1,045,455  10/20/97     10/2017; five       $107,159                (9)           at any
(the "Rochester Property")                                  five-year                                                 time after
Existing restaurant                                         renewal                                                   the
                                                            options                                                   seventh
The Rochester Property is                                                                                             lease year
located on the south side of
Buffalo Road, west of Pixley
Road, southeast of Interstate
490, in Rochester, Monroe
County, New York, in an area of
mixed retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in
proximity to the Rochester
Property include a Perkins, a
Denny's, a Burger King, a
Wendy's, and several local
restaurants.

------------------------
FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                   Federal Tax Basis
         --------                   -----------------
         Timonium Property             $  454,000
         Houston #2 Property              622,000
         Elizabethtown Property         1,077,000
         Santa Rosa Property              854,000
         Lexington Property               456,000
         Bridgeview Property            1,144,000
         Destin Property                1,029,000
         Rochester Property               579,000


(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Timonium Property, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Elizabethtown and Destin Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Timonium , Elizabethtown and Destin Properties, as described above, interim rent equal to a specified rate per annum (ranging from 10% to 10.38%) of the amount funded by CNL XVIII in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs.


(3) The development agreements for the Properties which are to be constructed or renovated provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to CNL XVIII (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:



         Property             Estimated Maximum Cost        Estimated Final Completion Date
         -------------------------------------------------------------------------------------------

         Timonium Property           $1,140,100             Opened for business July 13, 1997
         Houston #2 Property          1,290,000             Opened for business September 24, 1997
         Elizabethtown Property       1,572,176             Opened for business October 21, 1997

         Destin Property              1,628,391             March 16, 1998


(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) CNL XVIII paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The lessee of the Elizabethtown and Destin Properties is the same unaffiliated lessee.

(8) The lessee of the Santa Rosa and Bridgeview Properties is the same unaffiliated lessee.

(9) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed base sales ($1,785,985) as follows; 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales.

                           MANAGEMENT COMPENSATION

FEES AND EXPENSES PAID TO THE
GENERAL PARTNERS AND THEIR AFFILIATES


         Selling Commissions and Due Diligence Expense Reimbursement Fee. The Managing Dealer, CNL Securities Corp., is entitled to receive Selling Commissions amounting to 8.5% of the Limited Partners' Capital Contributions for services in connection with selling the Units, a substantial portion of which will be paid as Selling Commissions to other broker-dealers. As of October 22, 1997, the Partnership had incurred $2,533,482 for Selling Commissions due to the Managing Dealer, a substantial portion of which was reallowed to other broker-dealers. CNL Securities Corp. also is entitled to receive a due diligence expense reimbursement fee equal to 0.5% of the Limited Partners' Capital Contributions. As of October 22, 1997, the Partnership had incurred $149,028 in due diligence expense reimbursement fees due to the Managing Dealer. The majority of these fees has since been reallowed to other broker-dealers for payment of bona fide due diligence expenses.

         Acquisition Fees. CNL Fund Advisors, Inc. is entitled to receive Acquisition Fees for services in finding, negotiating and acquiring Properties equal to 4.5% of the Limited Partners' Capital Contributions. As of October 22, 1997, the Partnership had incurred $1,341,255 in Acquisition Fees payable to CNL Fund Advisors, Inc.

         Management Fees. The Partnership has entered into a management agreement pursuant to which CNL Fund Advisors, Inc. will receive annual management fees of one percent of the sum of gross revenues from Properties wholly owned by the Partnership and one percent of the Partnership's allocable share of gross operating revenues from Joint Ventures. During the six months ended June 30, 1997, the Partnership had incurred $3,313 in management fees.

         Administrative and Other Expenses. CNL Fund Advisors, Inc. and its Affiliates provide accounting and administrative services (including accounting and administrative services in connection with the Offering of Units) to the Partnership on a day-to-day basis. During the six months ended June 30, 1997, the Partnership incurred $255,949 in administrative and other expenses, which includes $212,279 incurred in connection with the Offering and is included with syndication costs.

         Real Estate Disposition Fee. CNL Fund Advisors, Inc. is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more Properties based on the lesser of one-half of a Competitive Real Estate Commission or three percent of the sales price if CNL Fund Advisors, Inc. provides a substantial amount of services in connection with the sale. The real estate disposition fee is payable only after the Limited Partners receive their cumulative Limited Partners' 8% Return, plus their Invested Capital Contributions. No real estate disposition fees had been incurred by the Partnership as of June 30, 1997.

         Reimbursement of Out-of-Pocket Expenses. CNL Fund Advisors, Inc. and its Affiliates are entitled to receive reimbursement, at cost, for expenses incurred for Organizational and Offering Expenses, Acquisition Expenses and operating expenses. During the six months ended June 30, 1997, the Advisor and its Affiliates incurred $210,866, $108,841, and $23,105 on behalf of the Partnership for Organizational and Offering Expenses, Acquisition Expenses, and operating expenses, respectively.

                            SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for CNL XVIII, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B to the Prospectus and this Prospectus Supplement.


                                            Six Months Ended
                                    June 30, 1997         June 30, 1996                  For the Period February 10,
                                                                          Year Ended     1995 (date of inception)
                                                                          December 31,    through December 31,
                                      (Unaudited)          (Unaudited)       1996                 1995
                                 ---------------------  --------------   ------------   ---------------------------

Revenues                          $          342,840     $         -       $    31,614    $         -
Net income                                   236,202               -            26,910              -
Cash distributions declared (2)              421,046               -            57,846              -
Net income per Unit                             0.15               -              0.05              -
Cash distributions declared per Unit (2)        0.26               -              0.11              -
Weighted average number of
    Limited Partner Units outstanding (3)  1,617,280               -           503,436              -

                                             June 30,        June 30,
                                              1997            1996         December 31,       December 31,
                                          (Unaudited)      (Unaudited)       1996                1995
                                           ----------      -----------     ------------       -----------
Total assets                             $21,127,285       $355,125         $7,240,324        $256,890
Total partners' capital                   18,940,133          1,000          6,996,213           1,000




    (1) Operations did not commence until October 12, 1996, the date following when CNL XVIII received the minimum offering proceeds of $1,500,000, and such proceeds were released from escrow.


    (2) Approximately 44% and 53% of cash distributions ($0.11 and $0.06 per Unit, respectively) for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. CNL XVIII has not treated such amount as a return of capital for purposes of calculating the Limited Partners' Invested Capital Contributions and the Limited Partners' 8% Return, as described in the Form of Amended and Restated Agreement of Limited Partnership included as Exhibit A to the Prospectus.


    (3) Represents the weighted average number of Units outstanding during the period CNL XVIII was operational.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     FINANCIAL CONDITION OF THE PARTNERSHIP

GENERAL

         The Partnership is a Florida limited partnership that was organized on February 10, 1995, to acquire Properties for cash, either directly or through Joint Venture arrangements, to be leased primarily to operators of selected Restaurant Chains. The leases will be "triple-net leases", with the lessee generally responsible for all repairs and maintenance, property taxes, insurance and utilities. Since leases will be entered into on a "triple-net" basis, the Partnership does not expect, although it has the right, to maintain a reserve for operating expenses. The Partnership's Properties will not be readily marketable and their value may be affected by general market conditions. Nevertheless, the General Partners believe that Partnership capital and revenues will be sufficient to fund the Part- nership's anticipated investments, proposed operations, and cash distributions to the Limited Partners.

LIQUIDITY AND CAPITAL RESOURCES


         On September 20, 1996, the Partnership commenced an Offering to the public of up to 3,500,000 Units of limited partnership interest pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995. As of June 30, 1997, the Partnership had sold 2,219,221 Units, representing $22,192,212 of capital contributed by the Limited Partners. Based on the General Partners' experience with 17 prior CNL Income Fund offerings (each of which sold the entire amount of units offered for purchase), the Partnership anticipates significant additional sales of Units prior to the termination of the Offering. The General Partners have elected to extend the Offering until August 11, 1998.

         As of June 30, 1997, net proceeds to the Partnership from its offering of Units, after deduction of Organizational and Offering Expenses, totalled $19,144,913 and had been invested or committed for investment in 17 Properties (seven of which were under construction at June 30, 1997), and to pay Acquisition Fees and certain Acquisition Expenses . As of June 30, 1997, the Partnership had incurred $998,650 in Acquisition Fees to an Affiliate of the General Partners.

         As of June 30, 1997, the Partnership had entered into seven development agreements with tenants which provide terms and specifications for the construction of buildings. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Partnership. The aggregate maximum development costs the Partnership has agreed to pay is approximately $7,536,200, of which approximately $5,774,700 in land and other costs had been incurred as of June 30, 1997. The buildings under construction are expected to be operational by November 1997. In connection with the acquisition of each of these Properties, the Partnership entered into a long-term, triple- net lease.

         During the period July 1, 1997 through October 22, 1997, the Partnership acquired four additional Properties for cash, at a total cost of approximately $3,647,500. In connection with the one Property under construction , the Partnership has agreed to pay development costs (including the purchase price of the land and closing costs) of approximately $1,628,400, of which approximately $546,600 in land and other costs had been paid by the Partnership as of October 22, 1997. The building under construction is expected to be operational by March 1998. The lease agreements for the existing Properties and the Property to be constructed are substantially the same as the leases relating to the Partnership's other Properties.

         As of October 22, 1997, the Partnership had sold a total of 2,980,567 Units, for an aggregate of $29,805,669 in gross Offering proceeds. Net offering proceeds to CNL XVIII after deduction of Selling Commissions, due diligence expense reimbursement fees and offering expenses totalled approximately $26,073,000. As of October 22, 1997, the Partnership had invested or committed for investment approximately $25,400,000 in 21 Properties and to pay Acquisition Fees and certain Acquisition Expenses. As of October 22, 1997, the Partnership had incurred $1,341,255 in Acquisition Fees to an Affiliate of the General Partners.

         The Partnership presently is negotiating to acquire additional properties, but as of October 22, 1997, had not acquired any such properties. The Partnership will use the remaining net Offering proceeds, together with proceeds from the sale of Units subsequent to October 22, 1997, to acquire additional Properties, to pay Acquisition Fees and certain Acquisition Expenses and to pay expenses relating to the sale of Units. The number of Properties to be acquired will depend upon the amount of net Offering proceeds (gross proceeds less fees and expenses of the offering) available to the Partnership.


         None of the Properties owned or to be acquired by the Partnership is or may be encumbered. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds, but will not encumber any of the Properties in connection with any such borrowing.



         Until Properties are acquired by the Partnership, all Partnership proceeds are held in short-term, highly liquid investments which the General Partners believe to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Partnership's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located. At June 30, 1997, the Partnership had $2,564,807 invested in such short-term investments, as compared to $5,371,325 at December 31, 1996. The decrease in the amount invested in short-term investments is primarily attributable to the acquisition of additional Properties, as described above, during the six months ended June 30, 1997. The funds remaining at June 30, 1997, after the payment of accrued acquisition and construction costs and other liabilities, will be used to purchase and develop additional Properties, to pay Limited Partner distributions and to meet the Partnership's working capital and other needs.

         During the six months ended June 30, 1997 and 1996, Affiliates of the General Partners incurred on behalf of the Partnership $210,866 and $309,340, respectively, for certain Organizational and Offering Expenses. In addition, during the six months ended June 30, 1997, Affiliates of the General Partners incurred on behalf of the Partnership $108,841 for certain Acquisition Expenses and $23,105 for certain operating expenses. As of June 30, 1997, the Partnership owed $74,235 to related parties for such amounts, fees and other reimbursements. As of July 31, 1997, the Partnership had reimbursed the Affiliates all such amounts. Amounts payable to other parties, including distributions payable, increased to $1,864,992 at June 30, 1997, from $160,222 at December 31, 1996, as a result of an increase in distributions payable to Limited Partners and costs incurred with respect to the Properties under construction and unpaid at June 30, 1997.

         During the six months ended June 30, 1997, the Partnership generated cash from operations (which includes cash received from tenants, interest and other income received, less cash paid for expenses) of $463,751. Based on cash from operations, the Partnership declared distributions to the Limited Partners of $421,046 for the six months ended June 30, 1997 ($266,570 for the quarter ended June 30, 1997). This represents distributions of $0.26 per weighted average Limited Partner Unit for the six months ended June 30, 1997 ($0.14 per weighted average Limited Partner Unit for the quarter ended June 30, 1997) . No distributions were made to the General Partners for the quarter and six months ended June 30, 1997. No amounts distributed or to be distributed to the Limited Partners for the six months ended June 30, 1997, are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners' return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

         The Partnership's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Partnership's operating expenses. Partnership net income is expected to increase throughout 1997, as rental income increases, due to the acquisition of additional Properties and due to the fact that the Properties that were under construction at June 30, 1997, will be operational. Accordingly, the General Partners believe that any anticipated decrease in the Partnership's liquidity in 1997, due to its investment of available net Offering proceeds in Properties and the payment of additional costs relating to the Properties under construction at June 30, 1997, will not have an adverse effect on the Partnership's operations.


         Due to anticipated low operating expenses, rental income expected to be obtained from Properties after they are acquired, and the fact that the Partnership will not purchase a Property until sufficient cash is available for such purchase, the General Partners do not believe that working capital reserves are necessary at this time. In addition, due to the fact that the leases of the Partnership's Properties are on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs is necessary at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for repairs and maintenance. The General Partners have the right to cause the Partnership to maintain reserves if, in their discretion, they determine such reserves are necessary to meet the Partnership's working capital needs.

         The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

RESULTS OF OPERATIONS

         No significant operations commenced until the Partnership received and released from escrow the minimum Offering proceeds of $1,500,000 on October 11, 1996.

         As of June 30, 1997, the Partnership had purchased 17 Properties and entered into lease agreements relating to each of these Properties. The leases of the Properties provide for minimum base annual rental payments (payable in monthly installments) ranging from approximately $65,700 to $189,700. Most of the leases provide for percentage rent based on sales in excess of a specified amount. In addition, some of the leases provide that, commencing in specified lease years (generally the sixth lease year), the annual base rent required under the terms of the lease will increase.

         During the quarter and six months ended June 30, 1997, the Partnership earned $220,191 and $273,534, respectively, in rental income from operating leases and earned income from direct financing leases from ten Properties which were operational at June 30, 1997. Because the Partnership did not commence significant operations until it received the minimum Offering proceeds on October 11, 1996, and has not yet acquired all of its Properties, Partnership revenues for the quarter and six months ended June 30, 1997, represent only a portion of revenues which the Partnership is expected to earn during a full quarter and six months in which the Partnership's Properties are operational.

         During the six months ended June 30, 1997, four lessees of the Partnership , (i) Platinum Rotisserie, L.L.C. , (ii) Carrols Corporation, (iii) Tiffany, L.L.C., and (iv) Golden Corral Corporation, each contributed more than ten percent of the Partnership's total rental income. As of June 30, 1997, Platinum Rotisserie, L.L.C. , Carrols Corporation, and Tiffany, L.L.C. were each lessees under leases relating to one restaurant and Golden Corral Corporation was the lessee under leases relating to two restaurants. During the six months ended June 30, 1997, three Restaurant Chains, Golden Corral Family Steakhouse Restaurants, Burger King, and Boston Market, each accounted for more than ten percent of the Partnership's total rental income. Because the Partnership did not commence operations until October 1996, and its first Property was not purchased until December 1996, the foregoing information regarding the lessees and Restaurant Chains which contributed a significant amount of the Partnership's total rental income during the six months ended June 30, 1997, may or may not be representative of the lessees which will account for more than ten percent of the Partnership's rental income during the remainder of 1997 and subsequent years. Because the Partnership has not completed its acquisition of Properties as yet, it is not possible to determine which lessees or Restaurant Chains will contribute more than ten percent of the Partnership's rental income during the remainder of 1997 and subsequent years. In the event that certain lessees or Restaurant Chains contribute more than ten percent of the Partnership's rental income in the current and future years, any failure of such lessees or Restaurant Chains could materially affect the Partnership's income.

         During the quarter and six months ended June 30, 1997, the Partnership also earned $26,435 and $69,306, respectively, in interest income from investments in money market accounts or other short-term, highly liquid investments. As net Offering proceeds are invested in additional Properties and the Properties under construction become operational, the percentage of total income representing interest income is expected to decrease.

         Operating expenses, including depreciation and amortization, were $72,601 and $106,638 for the quarter and six months ended June 30, 1997, respectively. The dollar amount of operating expenses is expected to increase and the amount of general operating and administrative expenses as a percentage of total revenues is expected to decrease, as the Partnership acquires additional Properties and the Properties under construction become operational.


                                   MANAGEMENT


         Robert A. Bourne, age 50, is President and Treasurer of CNL Group, Inc., President, a director and a registered principal of CNL Securities Corp. (the Managing Dealer of the Offering) and President and a director of CNL Investment Company. Mr. Bourne currently holds the position of Vice Chairman of the Board, director and Treasurer of CNL Fund Advisors, Inc. Mr. Bourne served as President of CNL Fund Advisors, Inc. from the date of its inception through June 30, 1997. Mr. Bourne is Chief Investment Officer, Vice Chairman of the Board, a director and Treasurer of CNL Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne served as President of CNL Institutional Advisors, Inc. from the date of its inception through June 30, 1997. Mr. Bourne also has served as a director since 1992, as President from

July 1992 to February 1996, and since February 1996, as Vice Chairman of the Board , Secretary and Treasurer of Commercial Net Lease Realty, Inc. In addition, Mr. Bourne has served as a director since its inception in 1991, as President from 1991 to February 1996, as Secretary from February 1996 to July 1996, and since February 1996, as Treasurer and Vice Chairman of the Board of CNL Realty Advisors, Inc. In addition, Mr. Bourne has served as President and a director of CNL American Properties Fund, Inc. since 1994, and has served as President and a director of CNL American Realty Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc since January 1997. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978, was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987, he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp. in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction and rental of office buildings, apartment complexes, restaurants, hotels and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner. Also included are the CNL Income Fund Partnerships, public real estate limited partnerships with investment objectives similar to those of the Partnership, in which Mr. Bourne serves as a general partner. See "Conflicts of Interest."


CNL GROUP, INC.

         The following person serves as an operating officer of CNL Group, Inc. or its affiliates or subsidiaries in the discretion of the Boards of Directors of those companies, but, except as specifically indicated, does not serve as a member of the Boards of Directors of those entities. The Boards of Directors have the responsibility for creating and implementing the policies of CNL Group, Inc. and its affiliated companies. For information regarding other operating officers, see the section of the Prospectus entitled "Management."


         Curtis B. McWilliams. Mr. McWilliams joined CNL Group, Inc. in April 1997 and currently serves as President of CNL Fund Advisors, Inc. In addition, Mr. McWilliams serves as Executive Vice President of CNL Group, Inc. and as President of CNL Institutional Advisors, Inc. and certain other subsidiaries of CNL Group, Inc. From January 1991 to August 1996, Mr. McWilliams was a managing director in the corporate banking group of Merrill Lynch's investment banking division. During this time, he was a senior relationship manager with Merrill Lynch and as such was responsible for a number of the firm's relationships with companies such as AT&T, AT&T Capital, AMR Corporation, J.C. Penney and the Robert M. Bass Group. In addition, from February 1990 to February 1993, he served as co-head of one of the Industrial Banking Groups within Merrill Lynch's investment banking division and had administrative responsibility for 25 bankers overseeing 150 client relationships, including the firm's transportation group. In addition, from September 1996 to March 1997, Mr. McWilliams served as Chairman of Private Advisory Services, Merrill Lynch's high net worth brokerage business. Mr. McWilliams received a B.S.E. in Chemical Engineering from Princeton University in 1977 and a Masters of Business Administration with a concentration in finance from the University of Chicago in 1983.


NET WORTH OF GENERAL PARTNERS


         Messrs. Seneff and Bourne, the individual General Partners, have represented that at April 23, 1996, along with their wives, they had an aggregate net worth in excess of $14,000,000, and that their aggregate net worth at April 30, 1997 was in excess of $14,000,000. However, a substantial portion of their assets is represented by interests in real estate and closely held companies which are essentially illiquid. At April 23, 1996 and April 30, 1997, Messrs. Seneff and Bourne also had contingent liabilities in the aggregate amount of approximately $9,700,000 and $6,700,000, respectively, as a result of all guarantees of loans to limited partnerships in which they serve as general partners. Should some of these contingent liabilities become actual, or should some of the assets prove to be uncollectible, their net worth may be significantly reduced. Messrs. Seneff and Bourne have additional contingent liabilities as a result of their practice of maintaining lines of credit that enable Affiliates to invest in restaurant properties or restaurant facilities on an interim basis prior to the time that an affiliated partnership has sufficient funds to purchase the restaurant properties or restaurant facilities. At April 23, 1996 and April 30, 1997, these lines of credit aggregated approximately $5,900,000 and $1,800,000, respectively. In addition, Messrs. Seneff and Bourne have certain contingent liabilities as a result of guarantees of loans to various general partnerships in which they are partners and corporations of which they are stockholders. At April 23, 1996 and April 30, 1997, these guarantees totalled approximately $31,500,000 and $42,700,000, respectively. All of the loans guaranteed by Messrs. Seneff and Bourne, as well as the lines of credit, are secured by real property or other collateral which, in the event of a default under any such loan or line of credit, would be subject to foreclosure and sale, with the proceeds of such sale applied against the outstanding balance of the loan or line of credit. Messrs. Seneff and Bourne believe that such properties or collateral are of sufficient value to cover the outstanding balance of such loans and lines of credit. In addition, it is highly unlikely that all such loans would be in default at any one time, since they represent loans made to a number of different partnerships. Messrs. Seneff and Bourne also have contingent liabilities of approximately $1,400,000 attributable to capital notes payable to certain corporations that serve as general partners of certain affiliated partnerships on demand in the event that these corporations require additional funds. As of the date of this Prospectus, Messrs. Seneff and Bourne have not been required to advance any amounts pursuant to such notes and, based on operations of the related partnerships, do not expect to be required to do so in the foreseeable future. In addition, Messrs. Seneff and Bourne have guaranteed the obligations of two master tenants (CNL Management Group, Inc. and CNL Group, Inc., affiliates of the General Partners) under master leases, of which the aggregate contingent master lease obligations as of April 30, 1997, was $3,100,000. Messrs. Seneff and Bourne also have contingent liabilities as a result of their agreement to fund reserves under certain limited circumstances for the CNL Income Fund Partnerships. Messrs. Seneff and Bourne do not anticipate that they will be required to fund such reserves due to the structure of those public limited partnerships. See "Conflicts of Interest" and "Risk Factors--Investment Risks--Limited Resources of General Partners." The corporate General Partner has a nominal net worth.

            PRIOR PERFORMANCE OF THE GENERAL PARTNERS AND AFFILIATES

         The information presented in this section represents the historical experience of certain real estate programs organized by the General Partners. INVESTORS IN THE PARTNERSHIP SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE INTERESTS IN THE PARTNERSHIP WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PROGRAMS TO WHICH THE FOLLOWING INFORMATION RELATES.

         The General Partners of the Partnership are Robert A. Bourne, James M. Seneff, Jr., and CNL Realty Corporation. Messrs. Bourne and Seneff, individually or with others, have served as general partners of 86 and 86 real estate limited partnerships, respectively, including the 17 prior CNL Income Fund Partnerships and as officers and directors of a real estate investment trust, CNL American Properties Fund, Inc., listed in the table below. None of these entities has been audited by the IRS. Of course, there is no guarantee that the Partnership will not be audited. Based on an analysis of the operating results of the prior programs, the General Partners believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 17 prior CNL Income Fund Partnerships, all of which were organized to invest in fast-food and family-style restaurant properties and have investment objectives similar to those of the Partnership. In addition, Messrs. Bourne and Seneff currently serve as directors and officers of CNL American Properties Fund, Inc. an unlisted public REIT, which was organized to invest in fast-food, family-style and casual dining restaurant properties, mortgage loans and secured equipment leases and has investment objectives similar to those of the Partnership. As of June 30, 1997, these 17 partnerships and CNL American Properties Fund, Inc. had raised a total of $803,840,447 from a total of 58,560 investors, and had invested in 848 fast-food, family-style or casual dining restaurant properties.


                                                                                          Date 90% of Net
                                                                                          Proceeds Fully
                          Maximum                                                         Invested or
Name of                   Offering                                        Number of       Committed for
Entity                    Amount (1)             Date Closed              Units Sold      Investment (2)
---------                 ----------             -----------              ----------      --------------
CNL Income                $15,000,000            December 31, 1986          30,000        December 1986
Fund, Ltd.                (30,000 units)

CNL Income                $25,000,000            August 21, 1987            50,000        November 1987
Fund II, Ltd.             (50,000 units)

CNL Income                $25,000,000            April 29, 1988             50,000        June 1988
Fund III, Ltd.            (50,000 units)

CNL Income                $30,000,000            December 6, 1988           60,000        February 1989
Fund IV, Ltd.             (60,000 units)

CNL Income                $25,000,000            June 7, 1989               50,000        December 1989
Fund V, Ltd.              (50,000 units)

CNL Income                $35,000,000            January 19, 1990           70,000        May 1990
Fund VI, Ltd.             (70,000 units)

CNL Income                $30,000,000            August 1, 1990         30,000,000        January 1991
Fund VII, Ltd.            (30,000,000 units)

CNL Income                $35,000,000            March 7, 1991          35,000,000        September 1991
Fund VIII, Ltd.           (35,000,000 units)

CNL Income                $35,000,000            September 6, 1991       3,500,000        November 1991
Fund IX, Ltd.             (3,500,000 units)

CNL Income                $40,000,000            March 18, 1992          4,000,000        June 1992
Fund X, Ltd.              (4,000,000 units)

CNL Income                $40,000,000            September 28, 1992      4,000,000        September 1992
Fund XI, Ltd.             (4,000,000 units)

CNL Income                $45,000,000            March 15, 1993          4,500,000        August 1993
Fund XII, Ltd.            (4,500,000 units)

CNL Income                $40,000,000            August 26, 1993         4,000,000        January 1994
Fund XIII, Ltd.           (4,000,000 units)

CNL Income                $45,000,000            February 22, 1994       4,500,000        July 1994
Fund XIV, Ltd.            (4,500,000 units)


CNL Income                $40,000,000            September 1, 1994       4,000,000        December 1994
Fund XV, Ltd.             (4,000,000 units)

CNL Income                $45,000,000            June 12, 1995           4,500,000        August 1995
Fund XVI, Ltd.            (4,500,000 units)

CNL Income                $30,000,000            September 19, 1996      3,000,000        December 1996
Fund XVII, Ltd.           (3,000,000 units)

CNL American              $425,000,000                  (3)                   (3)                (3)
Properties Fund,          (42,500,000 shares)
Inc.


------------------------------------


(1) The amount stated includes the exercise by the general partners of each Partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., and CNL Income Fund XVI, Ltd.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, CNL American Properties Fund, Inc. commenced an offering of a maximum of 15,000,000 shares of common stock ($150,000,000), excluding 1,500,000 shares ($15,000,000) available to investors participating in the reinvestment plan. On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares)
         through the reinvestment plan. Following the completion of the initial offering on February 6, 1997, CNL American Properties Fund, Inc. commenced a subsequent offering (the "Subsequent Offering") of up to 27,500,000 shares ($275,000,000) of common stock. As of June 30, 1997,
         CNL American Properties Fund, Inc. had received subscriptions totalling $73,251,412 (7,325,141 shares), including $643,293 (64,329 shares)
         through the reinvestment plan from the Subsequent Offering. As of such date, CNL American Properties Fund, Inc. had purchased 174 properties.

         As of June 30, 1997, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 67 nonpublic real estate limited partnerships. The offerings of 65 of these 67 nonpublic limited partnerships had terminated as of June 30, 1997. These 65 partnerships raised a total of $166,969,266 from approximately 4,180 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 203 projects as of June 30, 1997. These 203 projects consist of 19 apartment projects (comprising 11% of the total amount raised by all 65 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 65 partnerships), 157 fast-food, family-style, or casual dining restaurant property and business investments (comprising 68% of the total amount raised by all 65 partnerships), one condominium development (comprising
 .5% of the total amount raised by all 65 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 65 partnerships), seven commercial/retail properties (comprising 10% of the total amount raised by all 65 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 65 partnerships). The offering of the two remaining nonpublic limited partnerships (offerings aggregating $16,750,000) had raised $9,700,000 from 201 investors (approximately 57.9% of the total offering amount) as of June 30, 1997.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.


         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 85 real estate limited partnerships whose offerings had closed as of June 30, 1997 (including 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 35 invested in restaurant properties leased on a "triple-net" basis, including six which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 85 real estate limited partnerships).

         The following table sets forth summary information, as of June 30, 1997 regarding property acquisitions by the 17 limited partnerships that, either individually or through a joint venture or partnership arrangement, acquired properties (or intend to acquire properties) and that have investment objectives similar to those of the Partnership and by a real estate investment trust, CNL American Properties Fund, Inc.





  Name of                  Type of                                        Method of        Type of
  Entity                   Property                 Location              Financing        Program
  -----                    --------                 --------              ---------        -------

CNL Income               20 fast-food or         AL, AZ, CA, FL,          All cash         Public
Fund, Ltd.               family-style            GA, LA, MD, OK,
                         restaurants             TX, VA

CNL Income               44 fast-food or         AL, AZ, CO, FL,          All cash         Public
Fund II, Ltd.            family-style            GA, IL, IN, LA, MI,
                         restaurants             MN, MO, NC, NM,
                                                 OH, TX, WY

CNL Income               33 fast-food or         AZ, CA, FL, GA,          All cash         Public
Fund III, Ltd.           family-style            IA, IL, IN, KS, KY,
                         restaurants             MD, MI, MN, MO,
                                                 NC, NE, OK, TX

CNL Income               45 fast-food or         AL, DC, FL, GA,          All cash         Public
Fund IV, Ltd.            family-style            IL, IN, KS, MA,
                         restaurants             MD, MI, MS, NC,
                                                 OH, PA, TN, TX,
                                                 VA

CNL Income               30 fast-food or         FL, GA, IL, IN, MI,      All cash         Public
Fund V, Ltd.             family-style            NH, NY, OH, SC,
                         restaurants             TN, TX, UT, WA

CNL Income               48 fast-food or         AR, AZ, FL, GA,          All cash         Public
Fund VI, Ltd.            family-style            IN, MA, MI, MN,
                         restaurants             NC, NE, NM, NY,
                                                 OH, OK, PA, TN,
                                                 TX, VA, WY

CNL Income               47 fast-food or         AZ, CO, FL, GA,           All cash        Public
Fund VII, Ltd.           family-style            IN, LA, MI, MN,
                         restaurants             OH, SC, TN, TX,
                                                 UT, WA

CNL Income               42 fast-food or         AZ, FL, IN, LA,          All cash         Public
Fund VIII, Ltd.          family-style            MI, MN, NC, NY,
                         restaurants             OH, TN, TX, VA

CNL Income               42 fast-food or         AL, FL, GA, IL, IN,      All cash         Public
Fund IX, Ltd.            family-style            LA, MI, MN, MS,
                         restaurants             NC, NH, NY, OH,
                                                 SC, TN, TX

CNL Income               49 fast-food or         AL, CA, CO, FL,          All cash         Public
Fund X, Ltd.             family-style            ID, IL, LA, MI,
                         restaurants             MO, MT, NC, NH,
                                                 NM, NY, OH, PA,
                                                 SC, TN, TX

CNL Income               40 fast-food or         AL, AZ, CA, CO,          All cash         Public
Fund XI, Ltd.            family-style            CT, FL, KS, LA,
                         restaurants             MA, MI, MS, NC,
                                                 NH, NM, OH, OK,
                                                 PA, SC, TX, VA,
                                                 WA

CNL Income               49 fast-food or         AL, AZ, CA, FL,          All cash         Public
Fund XII, Ltd.           family-style            GA, LA, MO, MS,
                         restaurants             NC, NM, OH, SC,
                                                 TN, TX, WA

CNL Income               49 fast-food or         AL, AR, AZ, CA,          All cash         Public
Fund XIII, Ltd.          family-style            CO, FL, GA, IN,
                         restaurants             KS, LA, MD, NC,
                                                 OH, PA, SC, TN,
                                                 TX, VA

CNL Income               62 fast-food or         AL, AZ, CO, FL,          All cash         Public
Fund XIV, Ltd.           family-style            GA, KS, LA, MN,
                         restaurants             MO, MS, NC, NJ,
                                                 NV, OH, SC, TN,
                                                 TX, VA

CNL Income               54 fast-food or         AL, CA, FL, GA,          All cash         Public
Fund XV, Ltd.            family-style            KS, KY, MN, MO,
                         restaurants             MS, NC, NJ, NM,
                                                 OH, OK, PA, SC,
                                                 TN, TX, VA

CNL Income               44 fast-food or         AZ, CA, CO, DC,          All cash         Public
Fund XVI, Ltd.           family-style            FL, GA, ID, IN, KS,
                         restaurants             MN, MO, NC, NM,
                                                 NV, OH, TN, TX,
                                                 UT, WI

CNL Income               27 fast-food, family-   CA, FL, GA, IL, IN,      All cash         Public
Fund XVII, Ltd.          style, or casual        MI, NC, NV, OH,
                         dining restaurants      SC, TN, TX

CNL American             174 fast-food,          AL, AZ, CA, CO,          All cash         Public
Properties Fund, Inc.    family-style, or        DE, FL, GA, IA, ID,
                         casual dining           IL, IN, KY, MD,
                         restaurants             MI, MN, MO, NC,
                                                 NE, NM, NV, OH,
                                                 OK, OR, PA, TN,
                                                 TX, UT, VA, WA,
                                                 WV


--------------------------

         A more detailed description of the acquisitions by the prior public programs sponsored by the individual General Partners is set forth in prior performance Table VI, included as Exhibit 99 to Part II of the registration statement filed with the Securities and Exchange Commission for this Offering. A copy of Table VI is available to investors from the General Partners upon request, free of charge. In addition, upon request to the General Partners, the General Partners will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., and CNL American Properties Fund, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Units with information to enable them to evaluate the prior experience of the General Partners as general partners of public real estate limited partnerships, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships with similar investment objectives in which the General Partners are general partners is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships, the offerings of which became fully subscribed between July 1992 and June 1997, is included therein. Potential investors are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior public partnerships, for more detailed information concerning the experience of the individual General Partners.

                         ALLOCATIONS AND DISTRIBUTIONS

DISTRIBUTIONS OF NET CASH FLOW


         The Partnership declared distributions of Net Cash Flow to the Limited Partners in the amount of $421,046 and $57,846 for the six months ended June 30, 1997 and December 31, 1996, respectively, and distributions of Net Cash Flow are expected to be paid quarterly hereafter. For the six months ended June 30, 1997 and the year ended December 31, 1996, approximately 44% and 53%, respectively, of the cumulative cash distributions to the Limited Partners constituted cash distributions that exceeded accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. CNL XVIII did not treat such amounts, which represent a return of capital on a GAAP basis, as a return of capital for purposes of calculating the Limited Partners Invested Capital Contributions. There can be no assurance, however, as to the amount of any future distributions. At the time distributions are paid, each Limited Partner will receive a distribution of available Net Cash Flow for the calendar quarter and each Limited Partner who has elected to receive distributions monthly will receive one-third of such amount. The remaining two-thirds of such amount will be held in an interest-bearing monthly distribution account segregated from other Partnership funds, and will be paid, without interest, in approximately equal installments in each of the next two months to those Limited Partners who have elected to receive distributions monthly.

                       FEDERAL INCOME TAX CONSIDERATIONS

PARTNERSHIP STATUS

         Treasury regulations effective January 1, 1997, provide that certain eligible entities, including domestic limited partnerships such as the Partnership, automatically will be treated as a partnership rather than a corporation for federal income tax purposes if it has two or more associates and an objective to carry on business for a joint profit, provided the entity or an authorized partner does not affirmatively elect to treat the entity as a corporation.

         Based upon the organization and operation of the Partnership in accordance with the Revised Uniform Limited Partnership Act as adopted by the State of Florida, the terms of the Partnership Agreement, and the representations by the General Partner that neither the Partnership nor any of its Partners will affirmatively elect or authorize any other person or entity to affirmatively elect to treat the Partnership as a corporation for federal income tax purposes, it is the opinion of Counsel that it is more likely than not that the Partnership will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation.

                                  ADDENDUM TO
                                   EXHIBIT B

                             FINANCIAL INFORMATION

THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UPDATED, UNAUDITED FINANCIAL STATEMENTS OF CNL INCOME FUND XVIII, LTD. AND CNL REALTY CORPORATION CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH EXHIBIT B TO THE ATTACHED PROSPECTUS, DATED MAY 9, 1997.

                     INDEX TO UPDATED FINANCIAL STATEMENTS


                                                                                                       Page
                                                                                                       ----


                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

Pro Forma Financial Information (unaudited):
   Pro Forma Balance Sheet as of June 30, 1997                                                          B-2
   Pro Forma Statement of Income for the six months ended June 30, 1997                                 B-3
   Pro Forma Statement of Income for the year ended December 31, 1996                                   B-4
   Notes to Pro Forma Financial Statements for the six months ended June 30, 1997 and
     the year ended December 31, 1996                                                                   B-5

Updated Condensed Financial Statements (unaudited):
   Condensed Balance Sheets as of June 30, 1997 and December 31, 1996 B-6
   Condensed Statements of Income for the six months ended June 30, 1997 and
   1996 B-7
   Condensed Statements of Partners' Capital for the six months ended
   June 30, 1997 and
      the year ended December 31, 1996                                                                  B-8
   Condensed Statements of Cash Flows for the six months ended June 30, 1997 and 1996                   B-9
   Notes to Condensed Financial Statements for the six months ended June 30, 1997 and 1996              B-11


                             CNL REALTY CORPORATION

Updated Financial Statements (unaudited):
   Balance Sheets as of June 30, 1997 and December 31, 1996                                             B-19
   Notes to Balance Sheets as of June 30, 1997 and December 31, 1996                                    B-20

                        PRO FORMA FINANCIAL INFORMATION


         The following Pro Forma Balance Sheet of CNL Income Fund XVIII, Ltd. ("CNL XVIII") gives effect to (i) property acquisition transactions from inception through June 30, 1997, including the receipt of $22,192,212 in gross offering proceeds from the sale of 2,219,221 units of limited partnership interest (the "Units") pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, and the application of such funds to acquire 17 properties, seven of which were under construction at June 30, 1997, and to pay organizational and offering expenses, acquisition fees, and miscellaneous acquisition expenses, (ii) the receipt of $7,613,457 in gross offering proceeds from the sale of 761,346 additional Units during the period July 1, 1997 through October 22, 1997, and (iii) the application of such funds and $1,313,470 of cash and cash equivalents at June 30, 1997, to purchase four additional properties during the period July 1, 1997 through October 22, 1997 (one of which is under construction and consists of land and building and three properties which consist of land and building), to pay additional construction costs for the seven properties under construction at June 30, 1997, and to pay offering expenses, acquisition fees, and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Balance Sheet as of June 30, 1997, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on June 30, 1997.

         The Pro Forma Statements of Income for the six months ended June 30, 1997 and the year ended December 31, 1996, include the historical operating results of the properties described in (i) above from the dates of their acquisitions. No pro forma adjustments have been made to the Pro Forma Statements of Income for the properties owned by CNL XVIII as of October 22, 1997, due to the fact that these properties did not have a previous rental history.

         This pro forma financial information is presented for informational purposes only and does not purport to be indicative of CNL XVIII's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma financial information should not be viewed as predictive of CNL XVIII's financial results or conditions in the future.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1997


                                                            Pro Forma
          ASSETS                    Historical             Adjustments             Pro Forma
                                    ----------             -----------             ---------
Land and buildings on operating
  leases, less accumulated
  depreciation                     $15,592,297              $ 3,580,133 (a)         $19,172,430
Net investment in direct
  financing leases (b)               2,781,218                2,991,146 (a)           5,772,364
Cash and cash equivalents            2,564,807               (1,313,470)(a)           1,251,337
Receivables                             42,542                                           42,542
Prepaid expenses                         1,991                                            1,991
Organization costs, less
  accumulated amortization               8,589                                            8,589
Accrued rental income                   25,771                                           25,771
Other assets                           110,070                    4,654 (a)             114,724
                                   -----------              -----------             -----------

                                   $21,127,285              $ 5,262,463             $26,389,748
                                   ===========              ===========             ===========

      LIABILITIES AND
     PARTNERS' CAPITAL

Accounts payable                   $   186,371              $  (185,000)(a)         $     1,371
Accrued construction costs
  payable                            1,412,051               (1,412,051)(a)                  -
Distributions payable                  266,570                                          266,570
Due to related parties                  74,235                  (68,732)(a)               5,503
Rents paid in advance                  247,925                                          247,925
                                   -----------              -----------             -----------
    Total liabilities                2,187,152               (1,665,783)                521,369

Partners' capital                   18,940,133                6,928,246 (a)          25,868,379
                                   -----------              -----------             -----------

                                   $21,127,285              $ 5,262,463             $26,389,748
                                   ===========              ===========             ===========


      See accompanying notes to unaudited pro forma financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1997




                                                              Pro Forma
                                         Historical          Adjustments         Pro Forma
                                         ----------          -----------         ---------
Revenues:
  Rental income from operating
    leases                              $ 210,798             $      -           $ 210,798
  Earned income from direct
    financing leases                       62,736                    -              62,736
  Interest and other income                69,306                    -              69,306
                                        ---------             ---------          ---------
                                          342,840                    -             342,840
                                        ---------             ---------          ---------

Expenses:
  General operating and
    administrative                         55,106                    -              55,106
  Professional services                    12,404                    -              12,404
  Management fees to related party          4,525                    -               4,525
  State and other taxes                       424                    -                 424
  Depreciation and amortization            34,179                    -              34,179
                                        ---------             ---------          ---------
                                          106,638                    -             106,638
                                        ---------             ---------          ---------

Net Income                              $ 236,202             $      -           $ 236,202
                                        =========             =========          =========


Net Income Per Limited Partner
  Unit                                  $    0.15                                $    0.15
                                        =========                                =========


Weighted Average Number of Units
  Outstanding                           1,617,280                                1,617,280
                                        =========                                =========


      See accompanying notes to unaudited pro forma financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996



                                                               Pro Forma
                                          Historical          Adjustments         Pro Forma
                                          ----------          -----------         ---------
Revenues:
  Rental income from operating lease       $ 1,373             $    -             $ 1,373
  Interest income                           30,241                  -              30,241
                                           -------             -------            -------
                                            31,614                  -              31,614
                                           -------             -------            -------

Expenses:
  General operating and administrative       3,980                  -               3,980
  Management fee to related party               12                  -                  12
  Depreciation and amortization                712                  -                 712
                                           -------             -------            -------
                                             4,704                  -               4,704
                                           -------             -------            -------

Net Income                                 $26,910             $    -             $26,910
                                           =======             =======            =======


Net Income Per Limited Partner
  Unit                                     $  0.05                                $  0.05
                                           =======                                =======


Weighted Average Number of Units
  Outstanding                              503,436                                503,436
                                           =======                                =======


      See accompanying notes to unaudited pro forma financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND THE
                          YEAR ENDED DECEMBER 31, 1996


Pro Forma Balance Sheet:

(a) Represents gross proceeds of $7,613,457 from the sale of 761,346 Units during the period July 1, 1997 through October 22, 1997, and $1,313,470 of cash and cash equivalents at June 30, 1997, used (i) to acquire four properties for $4,603,541, (ii) to fund estimated construction costs of $3,041,837 ($1,412,051 of which was accrued as construction costs payable at June 30, 1997) relating to the seven properties under construction at June 30, 1997, (iii) to pay acquisition fees and other costs of $356,847 ($14,241 of which was accrued as due to related parties at June 30, 1997, $337,952 of which was allocated to properties and $4,654 of which was classified as other assets and will be allocated to future properties), and
     (iv) to pay selling commissions and offering expenses (syndication costs) of $924,702 ($54,491 of which was accrued as due to related parties and $185,000 of which was accrued as accounts payable at June 30, 1997), which have been netted against partners' capital.

     The pro forma adjustments to land and buildings on operating leases as a result of the above transactions were as follows:


                                                              Estimated purchase
                                                               price (including
                                                               construction and     Acquisition
                                                              closing costs) and        fees
                                                                additional con-      allocated
                                                                struction costs     to property            Total
                                                              ------------------    -----------          ---------
         Arby's in Lexington, NC                                     631,418             34,233            665,651
         IHOP in Bridgeview, IL                                    1,418,777             76,922          1,495,699
         Golden Corral in Destin, FL                               1,508,391             81,780          1,590,171
         Ground Round in Rochester, NY                             1,044,955             56,654          1,101,609
         Seven properties under construction at
           June 30, 1997                                           1,629,786             88,363          1,718,149
                                                                 -----------          ---------        -----------

                                                                 $ 6,233,327          $ 337,952        $ 6,571,279
                                                                 ===========          =========        ===========

         Adjustment classified as follows:
           Land and buildings on operating leases                                                      $ 3,580,133
           Net investment in direct financing leases                                                     2,991,146
                                                                                                       -----------

                                                                                                       $ 6,571,279
                                                                                                       ===========

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
                            CONDENSED BALANCE SHEETS

                                         June 30,               December 31,
              ASSETS                       1997                     1996
                                        -----------             ------------
Land and buildings on operating
  leases, less accumulated
  depreciation                          $15,592,297             $ 1,530,768
Net investment in direct financing
  lease                                   2,781,218                     -
Cash and cash equivalents                 2,564,807               5,371,325
Receivables                                  42,542                   3,711
Prepaid expenses                              1,991                     -
Organization costs, less accumulated
  amortization of $1,411 and $411             8,589                   9,589
Accrued rental income                        25,771                     -
Other assets                                110,070                 324,931
                                        -----------             -----------

                                        $21,127,285             $ 7,240,324
                                        ===========             ===========

LIABILITIES AND PARTNERS' CAPITAL

Accounts payable                        $   186,371             $   104,514
Accrued construction costs payable        1,412,051                     -
Distributions payable                       266,570                  55,708
Due to related parties                       74,235                  83,889
Rents paid in advance                       247,925                     -
                                        -----------             -----------
  Total liabilities                       2,187,152                 244,111

Commitments (Note 8)

Partners' capital                        18,940,133               6,996,213
                                        -----------             -----------

                                        $21,127,285             $ 7,240,324
                                        ===========             ===========

           See accompanying notes to condensed financial statements.

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
                         CONDENSED STATEMENTS OF INCOME

                                                      Quarter Ended                        Six Months Ended
                                                         June 30,                              June 30,
                                                  1997              1996                 1997              1996
                                               ---------          ---------           ---------          --------
Revenues:
  Rental income from
    operating leases                           $ 158,568          $      -             $210,798          $      -
  Earned income from
    direct financing
    leases                                        61,623                 -               62,736                 -
  Interest and other
    income                                        26,435                 -               69,306                 -
                                               ---------          ---------           ---------          --------
                                                 246,626                 -              342,840                 -
                                               ---------          ---------           ---------          --------

Expenses:
  General operating
    and administrative                            38,421                 -               55,106                 -
  Professional services                            6,508                 -               12,404                 -
  Management fees to
    related party                                  3,313                 -                4,525                 -
  State and other taxes                                8                 -                  424                 -
  Depreciation and
    amortization                                  24,351                 -               34,179                 -
                                               ---------          ---------           ---------          --------
                                                  72,601                 -              106,638                 -
                                               ---------          ---------           ---------          --------

Net Income                                     $ 174,025          $      -            $ 236,202          $      -
                                               =========          =========           =========          ========

Allocation of Net
  Income:
    General partners                           $    (244)         $      -            $    (342)         $      -
    Limited partners                             174,269                 -              236,544                 -
                                               ---------          ---------           ---------          --------

                                               $ 174,025          $      -            $ 236,202          $      -
                                               =========          =========           =========          ========

Net Income Per Limited
  Partner Unit                                 $    0.09          $      -            $    0.15          $      -
                                               =========          =========           =========          ========

Weighted Average Number
  of Limited Partner
  Units Outstanding                            1,944,020                 -            1,617,280                 -
                                               =========          =========           =========          ========



           See accompanying notes to condensed financial statements.

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
                   CONDENSED STATEMENTS OF PARTNERS' CAPITAL

                                    Six Months Ended               Year Ended
                                        June 30,                  December 31,
                                          1997                        1996
                                    ----------------              ------------
General partners:
  Beginning balance                 $        993                  $      1,000
  Contributions                               -                             -
  Net income                                (342)                           (7)
                                    ------------                  ------------
                                             651                           993
                                    ------------                  ------------

Limited partners:
  Beginning balance                    6,995,220                            -
  Contributions                       13,770,397                     8,421,815
  Syndication costs                   (1,641,633)                   (1,395,666)
  Net income                             236,544                        26,917
  Distributions ($0.26 and $0.11
    per weighted average limited
    partner unit, respectively)         (421,046)                      (57,846)
                                    ------------                  ------------
                                      18,939,482                     6,995,220
                                    ------------                  ------------

Total partners' capital             $ 18,940,133                  $  6,996,213
                                    ============                  ============

           See accompanying notes to condensed financial statements.

                                      B-8




                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
                       CONDENSED STATEMENTS OF CASH FLOWS


                                                    Six Months Ended
                                                       June 30,
                                            1997                     1996
                                         -----------             ----------

Increase (Decrease) in Cash and Cash
  Equivalents:

    Net Cash Provided by Operating
      Activities                         $   463,751             $        -
                                         -----------             ----------

    Cash Flows From Investing
      Activities:
        Additions to land and
          buildings on operating
          leases                         (12,412,836)                     -
        Investment in direct
          financing leases                (2,750,670)                     -
        Increase in other assets                  -
        Other                                     80                      -
                                         -----------             ----------
            Net cash used in
              investing activities       (15,163,426)                     -
                                         -----------             ----------

    Cash Flows From Financing
      Activities:
        Reimbursement of acquisition
          and syndication costs paid
          by related parties on behalf
          of the Partnership                (365,218)                     -
        Contributions from limited
          partners                        13,878,397                      -
        Distributions to limited
          partners                          (210,184)                     -
        Payment of syndication costs      (1,409,838)                     -
        Other                                     -                     (250)
                                         -----------             -----------
            Net cash provided by
              (used in) financing
              activities                  11,893,157                    (250)
                                         -----------             -----------

Net Decrease in Cash and
  Cash Equivalents                        (2,806,518)                   (250)

Cash and Cash Equivalents at
  Beginning of Period                      5,371,325                     980
                                         -----------             -----------

Cash and Cash Equivalents at End of
  Period                                 $ 2,564,807             $       730
                                         ===========             ===========




           See accompanying notes to condensed financial statements.

                                      B-9




                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
                 CONDENSED STATEMENTS OF CASH FLOWS - CONTINUED


                                                    Six Months Ended
                                                        June 30,
                                             1997                     1996
                                          -----------             --------

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

    Related parties paid certain acqui-
      sition and syndication costs on
      behalf of the Partnership as
      follows:
        Acquisition costs                 $   108,841             $        -
        Syndication costs                     210,866                 309,340
                                          -----------             -----------

                                          $   319,707             $   309,340
                                          ===========             ===========

    Distributions declared and unpaid
      at end of period                    $   266,570             $        -
                                          ===========             ==========


           See accompanying notes to condensed financial statements.

                                      B-10




                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
              Quarters and Six Months Ended June 30, 1997 and 1996


1.       Significant Accounting Policies:

         Basis of Presentation - The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter and six months ended June
         30, 1997, may not be indicative of the results that may be expected for the year ended December 31, 1997. Amounts as of December 31, 1996, included in the financial statements, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in Form 10-K of CNL
         Income Fund XVIII, Ltd. (the "Partnership") for the year ended December
         31, 1996.

         The Partnership was a development stage enterprise from February 10, 1995 through October 11, 1996. Since operations had not begun, activities through October 11, 1996, were devoted to the organization of the Partnership.

         Real Estate and Lease Accounting - The Partnership records the acquisition of land and buildings at cost, including acquisition and closing costs. Land and buildings are leased to unrelated third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. The leases are accounted for using either the direct financing or the operating methods. Such methods are described below:

                  Direct financing method - The leases accounted for using the direct financing method are recorded at their net investment
                  (which at the inception of the lease generally represents the cost of the asset) (see Note 4). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Partnership's net investment in the leases.

                  Operating method - Land and building leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals


                                      B-11




                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
              NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
              Quarters and Six Months Ended June 30, 1997 and 1996


1.       Significant Accounting Policies - Continued:

                  are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals (including rental payments, if any, required during the construction of a property) vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

         Rents Paid in Advance - Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned. Rents paid in advance include "interim rent" payments required to be paid under the terms of certain leases for construction properties, equal to a pre-determined rate times the amount funded by the Partnership during the period commencing with the effective date of the lease to the date minimum annual rent becomes payable. Once minimum annual rent becomes payable, the "interim rent" payments are amortized and recorded as income either
         (i) over the lease term so as to produce a constant periodic rate of return for leases accounted for using the direct financing method, or
         (ii) over the lease term using the straight-line method for leases accounted for using the operating method, whichever is applicable.

2.       Leases:

         The Partnership leases its land and buildings to operators of national and regional fast-food and family-style restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting
         Standards No. 13, "Accounting for Leases." 14 of the leases are classified as operating leases and three of the leases has been classified as direct financing leases. For the leases classified as direct financing leases, the building portions of the leases are accounted for as direct financing leases while the land portion of one of these leases is accounted for as an operating lease. The leases have initial terms of 15 to 20 years and provide for minimum and contingent rentals. In addition, the tenant pays all property taxes and assessments, fully maintains the interior and exterior of the building and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options generally allow the tenants to renew the leases for four

                                      B-12




                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
              NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
              Quarters and Six Months Ended June 30, 1997 and 1996


2.       Leases - Continued:

         successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

3.       Land and Buildings on Operating Leases:

         Land and building on operating leases consisted of the following at:

                                                June 30,         December 31,
                                                  1997               1996
                                              -----------        ------------

                  Land                        $ 8,401,294        $    852,578
                  Buildings                     4,581,399             659,134
                                              -----------        ------------
                                               12,982,693           1,511,712
                  Less accumulated
                    depreciation                  (33,480)               (301)
                                              -----------        ------------
                                                                    1,511,411
                  Construction in progress      2,643,084              19,357
                                              -----------        ------------

                                              $15,592,297        $  1,530,768
                                              ===========        ============

         Some of the leases provide for scheduled rent increases throughout the lease term and/or rental payments during the construction of a property prior to the date it is placed in service. Such amounts are recognized on a straight-line basis over the terms of the leases. For the quarter and six months ended June 30, 1997, the Partnership recognized $19,121 and $25,625, respectively, of such rental income.

         The following is a schedule of the future minimum lease payments to be received on the noncancellable operating leases for the properties that were operational as of June 30, 1997:

                  1997                                $   391,395
                  1998                                    918,090
                  1999                                    927,191
                  2000                                    928,018
                  2001                                    928,018
                  Thereafter                           13,192,940
                                                      -----------

                                                      $17,285,652
                                                      ===========


                                      B-13




                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
              NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
              Quarters and Six Months Ended June 30, 1997 and 1996


3.       Land and Buildings on Operating Leases - Continued:

         Since lease renewal periods are exercisable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rentals which may be received on the leases based on a percentage of tenant's gross sales. The amounts also do not include minimum lease payments that will become due when the properties under development are completed (see Note 8).

4.       Net Investment in Direct Financing Lease:

         The following lists the components of the net investment in direct financing lease at:

                                               June 30,         December 31,
                                                1997               1996
                                             -----------        ------------

                  Minimum lease payments
                    receivable               $ 6,807,456        $         -
                  Estimated residual
                    value                        696,533                  -
                  Less unearned income        (4,722,771)                 -
                                             -----------        -----------

                  Net investment in direct
                    financing lease          $ 2,781,218        $         -
                                             ===========        ===========

         The following is a schedule of future minimum lease payments to be received on the direct financing lease at June 30, 1997:

                  1997                        $  159,198
                  1998                           318,396
                  1999                           318,396
                  2000                           318,396
                  2001                           318,396
                  Thereafter                   5,374,674
                                              ----------

                                              $6,807,456
                                              ==========

         The above table does not include future minimum lease payments for renewal periods or for contingent rental payments that may become due in future periods (see Note 3).



                                      B-14




                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
              NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
              Quarters and Six Months Ended June 30, 1997 and 1996


5.       Syndication Costs:

         Syndication costs consisting of legal fees, commissions, the due diligence expense reimbursement fee, printing and other expenses incurred in connection with the offering totalled $1,641,633 and $1,395,666 for the six months ended June 30, 1997 and the year ended
         December 31, 1996, respectively. These offering expenses were charged to the limited partners' capital accounts to reflect the net capital proceeds of the offering. All organizational and offering expenses, as defined in the Partnership's prospectus, which exceed three percent of the total gross proceeds received from the sale of units of the Partnership will be paid or reimbursed by the general partners and will not be the responsibility of the Partnership.

6.       Related Party Transactions:

         During the six months ended June 30, 1997, the Partnership incurred
         $1,170,484 in syndication costs due to CNL Securities Corp. for services in connection with selling units of limited partnership interest. A substantial portion of these amounts ($1,030,457) was or will be re-allowed to other broker-dealers.

         In addition, during the six months ended June 30, 1997, the Partnership incurred $68,852 in due diligence expense reimbursement fees due to CNL
         Securities Corp. These fees equal 0.5% of the limited partner contributions of $13,770,397 received during the six months ended June
         30, 1997. The majority of these fees was re-allowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         Additionally, during the six months ended June 30, 1997, the Partnership incurred $619,668 in acquisition fees due to CNL Fund
         Advisors, Inc. for services in finding, negotiating and acquiring properties on behalf of the Partnership. These fees represent 4.5% of the limited partner capital contributions received during the six months ended June 30, 1997, and are included in land and buildings on operating leases, net investment in direct financing lease and other assets.



                                      B-15




                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
              NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
              Quarters and Six Months Ended June 30, 1997 and 1996


6.       Related Party Transactions - Continued:

         In addition, during the six months ended June 30, 1997, the Partnership incurred management fees of $3,313 due to CNL Fund Advisors, Inc.

         During the six months ended June 30, 1997 and 1996, certain affiliates of the general partners provided accounting and administrative services to the Partnership (including accounting and administrative services in connection with the offering of units) on a day-to-day basis. The expenses incurred for these services were classified as follows for the six months ended June 30:

                                               1997                1996
                                           ------------        ------------

                  Syndication costs        $    212,279        $      6,605
                  General operating and
                    administrative
                    expenses                     43,670                 -
                                           ------------        ------------

                                           $    255,949        $      6,605
                                           ============        ============

         The amounts due to related parties consisted of the following at:

                                                    June 30,       December 31,
                                                     1997             1996
                                                    --------       ------------
                  Due to CNL Securities Corp.:
                    Commissions                     $ 23,970        $ 44,186
                    Due diligence expense
                      reimbursement fee                1,410           2,599
                                                    --------        --------
                                                      25,380          46,785
                                                    --------        --------
                  Due to CNL Fund Advisors,
                    Inc.:
                      Expenditures incurred on
                        on behalf of the
                        Partnership                    2,654           2,788
                      Acquisition fees                12,690          23,392
                      Accounting and admini-
                        strative services             31,553          10,912
                      Management fees                  1,958              12
                                                    --------        --------
                                                      48,855          37,104
                                                    --------        --------

                                                    $ 74,235        $ 83,889
                                                    ========        ========




                                      B-16




                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
              NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
              Quarters and Six Months Ended June 30, 1997 and 1996


7.       Concentration of Credit Risk:

         The following schedule presents total rental and earned income from individual lessees and the respective restaurant chains, each representing more than ten percent of the Partnership's total rental and earned income for the six months ended June 30:

                                                 1997              1996
                                               -------           ------

                  Platinum Rotisserie, L.L.C.  $62,632           $    -
                  Golden Corral Corporation     55,828                -
                  Tiffany, L.L.C.               50,947                -
                  Carrols Corporation           50,156                -

         It is expected that the percentage of total rental and earned income contributed by these lessees and restaurant chains will decrease as additional properties are acquired and leased during the remainder of 1997 and in subsequent years.

         In addition, the following schedule presents total rental and earned income from individual restaurant chains, each representing more than ten percent of the Partnership's total rental and earned income for at least one of the six months ended June 30:

                                                      1997             1996
                                                   ----------       --------
                  Golden Corral Family
                    Steakhouse Restaurant          $  106,775              -
                  Boston Market                        62,632              -
                  Burger King                          50,156              -

8.       Commitments:

         The Partnership has entered into seven development agreements with tenants which provide terms and specifications for the construction of buildings that the tenants have agreed to lease once construction is completed. The agreements provide a maximum amount of development costs
         (including the purchase price of the land and closing costs) to be paid by the Partnership. The aggregate maximum development costs the Partnership has agreed to pay is approximately $7,536,200, of which approximately $5,774,700 in land and other costs had been incurred as of June 30, 1997. The buildings under construction are expected to be operational by November 1997. The lease agreements for these properties are substantially the same as the leases relating to the Partnership's other properties as described in Note 2.


                                      B-17




                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
              NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED
              Quarters and Six Months Ended June 30, 1997 and 1996


9.       Subsequent Event:

         During the period July 1, 1997 through July 31, 1997, the Partnership received capital contributions for an additional 167,822 units
         ($1,678,215) of limited partnership interest.

         In addition, during the period July 1, 1997 through July 31, 1997, the
         Partnership acquired two additional properties for cash, at a total cost of approximately $2,055,400. The lease agreements for the two properties are substantially the same as the leases relating to the Partnership's other properties, as described in Note 2.

                                      B-18




                             CNL REALTY CORPORATION

                                 BALANCE SHEETS


                                         June 30,
                                           1997               December 31,
              ASSETS                   (Unaudited)                1996
              ------                   -----------            ------------

Cash                                   $      124              $      188
Investment in CNL Income
  Fund Partnerships                     1,404,466               1,244,812
                                       ----------              ----------

                                       $1,404,590              $1,245,000
                                       ==========              ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Loan payable to related parties        $1,481,759              $1,275,456
Other payables to related parties           5,955                   1,201
                                       ----------              ----------
      Total liabilities                 1,487,714               1,276,657
                                       ----------              ----------

Commitments and contingencies
  (Note 5)

Stockholders' equity:
  Common stock, $1 par value,
    7,500 shares authorized,
    1,000 shares issued and
    outstanding                             1,000                   1,000
  Accumulated deficit                     (84,124)                (32,657)
                                       ----------              ----------
      Total stockholders' equity          (83,124)                (31,657)
                                       ----------              ----------

                                       $1,404,590              $1,245,000
                                       ==========              ==========

                    See accompanying notes to balance sheet.

                                      B-19




                             CNL REALTY CORPORATION

                            NOTES TO BALANCE SHEETS

                      June 30, 1997 and December 31, 1996
            (Information with respect to June 30, 1997 is unaudited)


1.       Organization and Significant Accounting Policy:

         Organization - CNL Realty Corporation (the "Company") was incorporated on November 26, 1985, under the laws of the State of Florida. The
         Company is a general partner in CNL Income Fund, Ltd., CNL Income Fund
         II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL
         Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII,
         Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income
         Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL
         Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV,
         Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd. and CNL
         Income Fund XVIII, Ltd. (collectively, the "CNL Income Fund
         Partnerships"), all of which were formed to acquire existing restaurant properties, as well as properties upon which restaurants will be constructed, to be leased primarily to operators of national and regional fast-food, family-style and casual dining restaurant chains.
         The other general partners in the CNL Income Fund Partnerships are James M. Seneff, Jr. and Robert A. Bourne.

         Use of Estimates - The Company's management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2.       Investment in CNL Income Fund Partnerships:

         The Company accounts for its general partner interests in the CNL
         Income Fund Partnerships under the equity method. The terms of the limited partnership agreements of each of the CNL Income Fund
         Partnerships are similar. Each agreement provides that allocations and distributions among the general partners will be in such amounts as the general partners agree among themselves. The general partners have agreed that ten percent of their one percent interest in the CNL Income
         Fund Partnerships will be allocated to CNL Realty Corporation.

                                      B-20




                             CNL REALTY CORPORATION

                      NOTES TO BALANCE SHEETS - CONTINUED

                      June 30, 1997 and December 31, 1996
            (Information with respect to June 30, 1997 is unaudited)


2.       Investment in CNL Income Fund Partnerships - Continued:

         The following table presents combined, summarized financial information relating to the CNL Income Fund Partnerships at:

                                             June 30,
                                               1997         December 31,
                                           (Unaudited)          1996
                                           ------------     ------------

                  Total assets             $525,759,704     $514,640,258
                  Total liabilities          19,216,372       18,782,159
                  Limited partners'
                    equity                  502,838,749      492,508,044
                  General partners'
                    equity:
                      CNL Realty
                        Corporation           1,404,466        1,244,812
                      Other                   2,300,117        2,105,243

         The Company had made total capital contributions of $1,150,905 and $1,012,905 to the CNL Income Fund Partnerships as of June 30, 1997 and
         December 31, 1996, respectively.

3.       Income Taxes:

         Effective January 1988, the Company made an election to be governed by Subchapter S of the Internal Revenue Code. Taxable income is reported by the stockholders on their individual income tax returns.

4.       Related Parties:

         In April 1996, the Company entered into a promissory note with CNL
         Group, Inc., an affiliate of the Company, which provides for loans to the Company in the aggregate amount of up to $500,000. In September
         1996, the promissory note was amended to provide loans to the Company in the aggregate amount of up to $1,500,000. Effective March 1, 1997, the promissory note was assigned to CNL Fund Advisors, Inc., an affiliate of the Company. In April 1997, the promissory note was amended to provide loans to the Company in the aggregate amount of up to $2,000,000. The note is uncollateralized and bears interest at a rate of prime plus one percent per annum. Principal and interest are payable on demand or December 31, 1997, whichever comes first. The loan payable to related parties of $1,481,759 and $1,275,456 at June 30, 1997 and December 31, 1996, respectively, includes accrued interest of $4,614 and $4,817, respectively.

                                      B-21




                             CNL REALTY CORPORATION

                      NOTES TO BALANCE SHEETS - CONTINUED

                      June 30, 1997 and December 31, 1996
            (Information with respect to June 30, 1997 is unaudited)


4.       Related Parties - Continued:

         Affiliates of the stockholders provide accounting and administrative services to the Company on a day-to-day basis. Other payables to related parties at June 30, 1997 and December 31, 1996 of $5,955 and
         $1,201, respectively, represent amounts for such services and for operating expenses that affiliates have paid on behalf of the Company.

5.       Commitments and Contingencies:

         As one of the general partners in the CNL Income Fund Partnerships, the Company will share in the liability for organizational and offering expenses which exceed three percent of the gross offering proceeds.
         Further, the general partners have agreed to contribute up to one percent of the gross offering proceeds for partnership property maintenance and repairs to the extent that the CNL Income Fund
         Partnerships have insufficient funds for such purposes.

6.       Subsequent Events:

         In July 1997, the Company received additional advances under the loan from CNL Fund Advisors, Inc. totalling $437,000 in connection with the promissory note described in Note 4.

         In connection therewith, in July 1997, the Company made additional capital contributions of $87,000 to one of the CNL Income Fund
         Partnerships and entered into a promissory note which provides for a loan to one of the CNL Income Fund Partnerships in the amount of $350,000 in connection with the operations of the CNL Income Fund
         Partnerships. The loan is uncollateralized, non-interest bearing and is due on demand. In August 1997, $175,000 of this amount had been repaid to the Company.

         In August 1997, the Company entered into a promissory note with CNL
         First Corp. II, an affiliate of the Company, which provides for loans to the Company in the aggregate amount of up to $320,000. The note is uncollateralized and bears interest at a rate of prime plus one percent per annum. Principal and interest are payable on demand or December 31, 1997, whichever comes first. In conjunction therewith, the Company received an advance of $320,000 under this loan and used the proceeds to repay CNL Fund Advisors, Inc. $320,000 of


                                      B-22



                             CNL REALTY CORPORATION

                      NOTES TO BALANCE SHEETS - CONTINUED

                      June 30, 1997 and December 31, 1996
            (Information with respect to June 30, 1997 is unaudited)


6.       Subsequent Events - Continued:

         the amounts advanced to the Company in July 1997. In addition, as of August 20, 1997, the Company had repaid an additional $175,000 to CNL
         Fund Advisors, Inc. of the amounts advanced under the promissory note described in Note 4.

7.       Basis of Presentation of Unaudited Financial Statements:

         In the opinion of management of the Company, the unaudited balance sheet contains all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Company's financial position as of June 30, 1997.

                                      B-23


                                  ADDENDUM TO

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES



THE FOLLOWING INFORMATION UPDATES AND REPLACES THE CORRESPONDING INFORMATION
IN EXHIBIT C TO THE ATTACHED PROSPECTUS DATED MAY 9, 1997.




                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES



         The information in this Exhibit C contains certain relevant summary information concerning prior public partnerships sponsored by the individual
General Partners and their Affiliates which have investment objectives similar to the Partnership (the "Prior Public Partnerships").

         A more detailed description of the acquisitions by the Prior Public
Partnerships is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the General Partners upon request, without charge. In addition, upon request to the General Partners, the General Partners will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL
Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL
Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL
Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL
Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd.,
CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd.
and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Partnerships, which are substantially the same as those of the Partnership, generally include preservation and protection of partnership capital, the potential for increased income and protection against inflation, potential for capital appreciation, and partially tax-sheltered cash distributions, all through investment in restaurant properties.

         INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS
IMPLYING THAT THE PARTNERSHIP WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN
SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER
FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY
ACQUIRING UNITS IN THE PARTNERSHIP, THEY WILL NOT BE ACQUIRING ANY INTEREST IN
ANY PRIOR PUBLIC PARTNERSHIPS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 1997. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of the individual General Partners and their Affiliates in raising and investing funds for the Prior Public Partnerships, the offerings of which became fully subscribed between July 1992 and June 1997.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior
Public Partnerships.

                                      C-1



         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the General Partners and their Affiliates in connection with the Prior Public Partnerships, the offerings of which became fully subscribed between July 1992 and June 1997. The Table also shows the amounts paid to the General Partners and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Partnerships on a cumulative basis commencing with inception and ending June 30, 1997.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 1997, of the Prior Public Partnerships, the offerings of which became fully subscribed between July 1992 and June 1997.

         The Table includes a summary of income or loss of the Prior Public
Partnerships which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior
Public Partnerships, as distinguished from cash generated from other sources
(special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public
Partnerships, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners, and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Exhibit C because none of the General
Partners or their Affiliates has been involved in completed public programs which had investment objectives similar to those of the Partnership.

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Partnerships between July 1992 and June 30,
1997.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                      C-2




                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS




                                      CNL Income      CNL Income      CNL Income     CNL Income
                                       Fund XI,        Fund XII,      Fund XIII,      Fund XIV,
                                         Ltd.            Ltd.            Ltd.           Ltd.
                                      ----------      ----------      ----------     ----------
Dollar amount offered                $40,000,000     $45,000,000     $40,000,000    $45,000,000
                                     ===========     ===========     ===========    ===========

Dollar amount raised                       100.0%          100.0%          100.0%         100.0%
                                     -----------     -----------     -----------    -----------

Less offering expenses:

  Selling commissions
    and discounts                           (8.5)           (8.5)           (8.5)          (8.5)
  Organizational expenses                   (3.0)           (3.0)           (3.0)          (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                               (0.5)           (0.5)           (0.5)          (0.5)
                                     -----------     -----------     -----------    -----------
                                           (12.0)          (12.0)          (12.0)         (12.0)
                                     -----------     -----------     -----------    -----------
Reserve for operations                       --              --              --             --
                                     -----------     -----------     -----------    ----------

Percent available for
  investment                                88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ===========

Acquisition costs:

  Cash down payment                         83.0%           83.0%           82.5%          82.5%
  Acquisition fees paid
    to affiliates                            5.0             5.0             5.5            5.5
  Loan costs                                 --              --              --             --
                                     -----------     -----------     -----------    ----------

Total acquisition costs                     88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                            --              --              --             --

Date offering began                      3/18/92         9/29/92         3/31/93        8/27/93

Length of offering (in
  months)                                      6               6               5              6

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                        6              11              10             11


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000).

      CNL Income      CNL Income      CNL Income     CNL Income
       Fund XV,        Fund XVI,      Fund XVII,     Fund XVIII,
         Ltd.            Ltd.            Ltd.            Ltd.
      ----------      ----------      ----------     -----------
                                                       (Note 1)

     $40,000,000     $45,000,000     $30,000,000
     ===========     ===========     ===========

           100.0%          100.0%          100.0%
     -----------     -----------     -----------




            (8.5)           (8.5)           (8.5)
            (3.0)           (3.0)           (3.0)


            (0.5)           (0.5)           (0.5)
     -----------     -----------     -----------
           (12.0)          (12.0)          (12.0)
     -----------     -----------     -----------
             --              --              --
     -----------     -----------     ----------


            88.0%           88.0%           88.0%
     ===========     ===========     ===========

            82.5%           82.5%           83.5%

             5.5             5.5             4.5
             --              --              --
     -----------     -----------     ----------

            88.0%           88.0%           88.0%
     ===========     ===========     ===========




             --              --              --

         2/23/94         9/02/94         9/02/95


               6               9              12




              10              11              15

                                    TABLE II
                            COMPENSATION TO SPONSOR


                                             CNL Income    CNL Income    CNL Income    CNL Income
                                              Fund XI,      Fund XII,    Fund XIII,     Fund XIV,
                                                Ltd.          Ltd.          Ltd.          Ltd.
                                             ----------    ----------    ----------    ----------
Date offering commenced                         3/18/92       9/29/92       3/31/93       8/27/93
Dollar amount raised                        $40,000,000   $45,000,000   $40,000,000   $45,000,000
                                            ===========   ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                               3,400,000     3,825,000     3,400,000     3,825,000
    Real estate commissions                           -             -             -             -
    Acquisition fees                          2,000,000     2,250,000     2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                    200,000       225,000       200,000       225,000
                                            -----------   -----------   -----------   -----------
Total amount paid to sponsor                  5,600,000     6,300,000     5,800,000     6,525,000
                                            ===========   ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1997 (6 months)                           1,841,174     1,981,123     1,708,175     1,856,053
    1996                                      3,734,852     4,089,655     3,494,528     3,841,163
    1995                                      3,758,271     3,928,473     3,482,461     3,823,939
    1994                                      3,574,474     3,933,486     3,232,046     2,897,432
    1993                                      3,434,512     3,320,549     1,148,550       329,957
    1992                                      1,525,462        63,401             -             -
    1991                                              -             -             -             -
    1990                                              -             -             -             -
    1989                                              -             -             -             -
    1988                                              -             -             -             -
    1987                                              -             -             -             -
    1986                                              -             -             -             -
    1985                                              -             -             -             -
    1984                                              -             -             -             -
    1983                                              -             -             -             -
    1982                                              -             -             -             -
    1981                                              -             -             -             -
    1980                                              -             -             -             -
    1979                                              -             -             -             -
    1978                                              -             -             -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and
  management fees):
    1997 (6 months)                              48,260        49,885        48,767        48,170
    1996                                        133,138       137,966       126,947       134,867
    1995                                        106,086       109,111       103,083       114,095
    1994                                         76,533        84,524        83,046        84,801
    1993                                         78,926        73,789        27,003         8,220
    1992                                         30,237         2,031             -             -
    1991                                              -             -             -             -
    1990                                              -             -             -             -
    1989                                              -             -             -             -
    1988                                              -             -             -             -
    1987                                              -             -             -             -
    1986                                              -             -             -             -
    1985                                              -             -             -             -
    1984                                              -             -             -             -
    1983                                              -             -             -             -
    1982                                              -             -             -             -
    1981                                              -             -             -             -
    1980                                              -             -             -             -
    1979                                              -             -             -             -
    1978                                              -             -             -             -
Dollar amount of property sales
  and refinancing before
  deducting payments to
  sponsor:
    Cash                                      1,044,750     1,640,000       836,411     3,196,603
    Notes                                             -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                           -             -             -             -
   Incentive fees                                     -             -             -             -
   Other                                              -             -             -             -



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon

   CNL Income    CNL Income    CNL Income    CNL Income
    Fund XV,      Fund XVI,    Fund XVII,    Fund XVIII,
      Ltd.          Ltd.          Ltd.          Ltd.
   ----------    ----------    ----------    ----------
                                              (Note 1)
      2/23/94       9/02/94       9/02/95
  $40,000,000   $45,000,000   $30,000,000
  ===========   ===========   ===========



    3,400,000     3,825,000     2,550,000
            -             -             -
    2,200,000     2,475,000     1,350,000





      200,000       225,000       150,000
  -----------   -----------   -----------
    5,800,000     6,525,000     4,050,000
  ===========   ===========   ===========




    1,716,242     1,938,911     1,232,910
    3,557,073     3,911,609     1,340,159
    3,361,477     2,619,840        11,671
    1,154,454       212,171             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -




       42,619        50,756        53,768
      122,391       157,883       107,211
      122,107       138,445         2,659
       37,620         7,023             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -
            -             -             -




    3,312,297     1,385,384             -
            -             -             -



            -             -             -
            -             -             -
            -             -             -


         the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000). As of June 30, 1997, CNL Income Fund
         XVIII, Ltd. had sold 2,219,221 Units, representing $22,192,212 of capital contributed by limited partners, and 17 properties had been acquired. From commencement of the offering through June 30, 1997, total selling commissions and discounts were $1,886,338, due diligence expense reimbursement fees were $110,961, and acquisition fees were $998,650, for a total amount paid to sponsor of $2,995,949. CNL Income Fund XVIII, Ltd. had cash generated from operations for the period October 11, 1996 (the date funds were originally released from escrow) through June 30, 1997, of $490,897. CNL Income Fund XVIII, Ltd. made payments of $33,405 to the sponsor from operations for this period.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND XI, LTD.


                                                         1991
                                                       (Note 1)           1992            1993           1994
                                                     ------------     ------------    ------------   ------------
Gross revenue                                        $          0    $  1,269,086    $  3,831,648    $  3,852,107
Equity in earnings of unconsolidated
  joint ventures                                                0          33,367         121,059         119,370
Profit from sale of properties (Note 5)                         0               0               0               0
Interest income                                                 0         150,535          24,258          30,894
Less: Operating expenses                                        0         (63,390)       (206,987)       (179,717)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (180,631)       (469,127)       (481,226)
      Minority interests in income of
        consolidated joint ventures                             0         (23,529)        (68,399)        (68,936)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,438       3,232,452       3,272,492
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,295,104       2,855,026       2,947,445
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 4)                                               0       1,495,225       3,355,586       3,497,941
Cash generated from sales (Note 5)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,495,225       3,355,586       3,497,941
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0      (1,205,030)     (2,495,002)     (3,400,001)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         290,195         860,584          97,940
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Minority interests' capital
      contributions                                             0         426,367               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (3,922,875)              0               0
    Acquisition of land and buildings                           0     (26,428,556)       (276,157)              0
    Investment in direct financing
      leases                                                    0      (6,716,561)       (276,206)              0
    Increase in restricted cash                                 0               0               0               0
    Decrease in restricted cash                                 0               0               0               0
    Investment in joint ventures                                0      (1,658,925)           (772)              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0      (1,011,487)           (900)              0
    Increase in other assets                                    0        (122,024)              0               0
    Distributions to holders of minority
      interests                                                 0         (17,467)        (51,562)        (57,641)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000         828,667         254,987          40,299
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              45              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                6 months
     1995            1996         1997
 ------------    ------------   --------

 $  3,820,990    $  3,877,311   $  1,847,371

      118,384         118,211        105,163
            0         213,685              0
       51,192          51,381         21,104
     (237,126)       (247,569)      (136,290)
            0               0              0
     (481,226)       (478,198)      (229,919)

      (70,038)        (70,116)       (34,598)
 ------------    ------------   ------------
    3,202,176       3,464,705      1,572,831
 ============    ============   ============

    2,985,221       2,965,514      1,447,710
 ============    ============   ============
            0               0              0
 ============    ============   ============

    3,652,185       3,601,714      1,792,914
            0       1,044,750              0
            0               0              0
 ------------    ------------   ------------

    3,652,185       4,646,464      1,792,914


   (3,500,023)     (3,540,024)    (1,790,012)
            0               0              0
            0               0              0
 ------------    ------------   ------------

      152,162       1,106,440          2,902



            0               0              0

            0               0              0

            0               0              0
            0               0              0
            0               0              0
            0               0              0

            0               0              0
            0      (1,044,750)             0
            0               0      1,044,750
            0               0     (1,044,750)



            0               0              0
            0               0              0

      (54,227)        (58,718)       (29,095)
 ------------    ------------   ------------

       97,935           2,972        (26,193)
 ============    ============   ============




           74              73             36
 ============    ============   ============
            0               0              0
 ============    ============   ============
            0               0              0
 ============    ============   ============

                                                         1991
                                                       (Note 1)          1992            1993               1994
                                                     ------------    ------------    ------------         --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              41              62              81
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               4
  - from return of capital (Note 3)                             0               1               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0              42              62              85
    - from cash flow from prior
        period                                                  0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 0.00%           6.17%           8.31%           8.56%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              42             104             189
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        N/A            100%            100%            100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XI, Ltd. became effective on March 12, 1992. Activities through April 22, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XI, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XI, Ltd.

Note 5: In November 1996, CNL Income Fund XI, Ltd. sold one if its properties and received net sales proceeds of $1,044,750, resulting in a gain of $213,685 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: On December 31, 1995 and 1996, CNL Income Fund XI, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% for each year of the total invested capital. Accordingly, the total yield for each of 1995 and 1996 was 8.85%.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                     6 months
          1995            1996         1997
      ------------    ------------   --------



           79              81             39
            0               5              0

            9               3              2
            0               0              4
 ------------    ------------   ------------

           88              89             45
 ============    ============   ============

            0               0              0
            0               0              0
           88              89             45

            0               0              0
 ------------    ------------   ------------

           88              89             45
 ============    ============   ============


         8.85%           8.85%          8.75%

          277             366            411






         100%             97%           100%

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XII, LTD.


                                                          1991
                                                        (Note 1)        1992             1993            1994
                                                      ------------   ------------    ------------    ------------
Gross revenue                                        $          0    $     25,133    $  3,374,640    $  4,397,881
Equity in earnings of joint ventures                            0              46          49,604          85,252
Profit (Loss) from sale of properties
  (Note 7)                                                      0               0               0               0
Interest income                                                 0          45,228         190,082          65,447
Less: Operating expenses                                        0          (7,211)       (193,804)       (192,951)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (3,997)       (286,293)       (327,795)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0          59,199       3,134,229       4,027,834
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0          58,543       2,749,072       3,301,005
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                               0          61,370       3,246,760       3,848,962
Cash generated from sales (Note 7)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0          61,370       3,246,760       3,848,962
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0         (61,370)     (1,972,769)     (3,768,754)
    - from sale of properties                                   0               0               0               0
    - from return of capital (Note 4)                           0         (60,867)              0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         (60,867)      1,273,991          80,208
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      21,543,270      23,456,730               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (2,066,937)     (2,277,637)              0
    Acquisition of land and buildings                           0      (7,536,009)    (15,472,737)           (230)
    Investment in direct financing
      leases                                                    0      (2,503,050)    (11,875,100)           (591)
    Loan to tenant of joint venture,
      net of repayments                                         0               0        (207,189)          6,400
    Investment in joint ventures                                0        (372,045)       (468,771)         (4,400)
    Increase in restricted cash                                 0               0               0               0
    Payment of lease costs                                      0               0               0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                           0        (704,923)       (432,749)              0
    Increase in other assets                                    0        (654,497)              0               0
    Other                                                       0               0               0             973
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       7,634,942      (6,003,462)         82,360
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0               5              64              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                      C-11

                                  6 months
      1995            1996           1997
  ------------    ------------   -----------

 $  4,404,792    $  4,264,273   $  2,058,864
       81,582         200,499        141,356

            0         (15,355)             0
       84,197          88,286         37,968
     (228,404)       (279,341)      (132,808)
            0               0              0
     (327,795)       (315,319)      (159,551)
 ------------    ------------   ------------
    4,014,372       3,943,043      1,945,829
 ============    ============   ============

    3,262,046       3,275,495      1,617,525
 ============    ============   ============
            0         (41,506)             0
 ============    ============   ============

    3,819,362       3,951,689      1,931,238
            0       1,640,000              0
            0               0              0
 ------------    ------------   ------------

    3,819,362       5,591,689      1,931,238


   (3,819,362)     (3,870,008)    (1,912,504)
            0               0              0
            0               0              0
       (5,645)              0              0
 ------------    ------------   ------------

       (5,645)      1,721,681         18,734



            0               0              0

            0               0              0
            0               0              0
            0               0              0
            0               0        (55,000)

            0               0              0
-------------    ------------   -------------
        7,008           7,741          4,171
            0      (1,645,024)             0
            0               0              0
            0               0        (24,052)



            0               0              0
            0               0              0
            0               0              0
 ------------    ------------   ------------

        1,363          84,398        (56,147)
 ============    ============   ============




           72              72             36
 ============    ============   ============
            0               0              0
 ============    ============   ============
            0              (1)             0
 ============    ============   ============

                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               5              46              84
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0               6              46              84
    - from return of capital (Note 4)                           0               6               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                                 0.00%           5.00%           6.75%           8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              12              58             142
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 7)  N/A                                   100%            100%            100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

                                    6 months
        1995            1996           1997
    ------------    ------------   ----------



           85              86             43
            0               0              0

            0               0              0
            0               0              0
 ------------    ------------   ------------

           85              86             43
 ============    ============   ============

            0               0              0
            0               0              0
           85              86             43
            0               0              0
            0               0              0
 ------------    ------------   ------------

           85              86             43
 ============    ============   ============


         8.60%           8.50%          8.50%

          227             313            356






         100%            100%           100%



Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,645,024 in Middleburg Joint Venture.

Note 8: On December 31, 1995, CNL Income Fund XII, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.60%.

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 10: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XIII, LTD.

                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    966,564    $  3,558,447    $  3,806,944
Equity in earnings of joint ventures                            0           1,305          43,386          98,520
Profit (Loss) from sale of properties
  (Notes 4 and 5)                                               0               0               0         (29,560)
Provision for loss on land and net
  investment in direct financing leases
  (Note 8)                                                      0               0               0               0
Interest income                                                 0         181,568          77,379          51,410
Less: Operating expenses                                        0         (59,390)       (183,311)       (214,705)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (148,170)       (378,269)       (393,435)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         941,877       3,117,632       3,319,174
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         978,535       2,703,252       2,920,859
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,121,547       3,149,000       3,379,378
Cash generated from sales (Notes 4 and 5)                       0               0               0         286,411
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,121,547       3,149,000       3,665,789
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0        (528,364)     (2,800,004)     (3,350,014)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after
  cash distributions                                            0         593,183         348,996         315,775
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (3,932,017)           (181)              0
    Acquisition of land and buildings                           0     (19,691,630)     (5,764,308)       (336,116)
    Investment in direct financing leases                       0      (6,760,624)     (1,365,075)              0
    Investment in joint ventures                                0        (314,998)       (545,139)       (140,052)
    Increase in restricted cash                                 0               0               0               0
    Decrease in restricted cash                                 0               0               0               0
    Loan to tenant                                              0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                             0        (799,980)        (25,036)         (3,074)
    Increase in other assets                                    0        (454,909)          9,226               0
    Other                                                       0               0               0             954
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       8,639,025      (7,341,517)       (162,513)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              67              72
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0
                                                     ============    ============    ============    ============

                                      C-15

                   6 months
     1996            1997
 ------------    ------------

 $  3,685,280    $  1,796,451
       60,654          70,503

       82,855               0


            0         (41,202)
       49,820          18,246
     (253,360)       (128,593)
            0               0
     (393,434)       (197,265)
    3,231,815       1,518,140

    2,972,159       1,387,838
            0               0

    3,367,581       1,659,408
      550,000               0
            0               0
 ------------    ------------

    3,917,581       1,659,408


   (3,367,581)     (1,659,408)
            0               0
      (32,427)        (40,596)

      517,573         (40,596)



            0               0

            0               0
            0               0
            0               0
            0               0
            0        (550,000)
     (550,000)              0
            0         550,000
            0        (190,997)



            0               0
            0               0
            0               0
 ------------    ------------

      (32,427)       (231,593)




           74              34
 ============    ============
            0               0
 ============    ============
            0               0
 ============    ============

                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              18              70              82
  - from capital gain                                           0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               2
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 6)                      0              18              70              84
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              18              70              84
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 6)                      0              18              70              84
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                     0.00%           5.33%           7.56%           8.44%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              18              88             172
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 N/A             100%            100%            100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.

Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: In November 1996, CNL Income Fund XIII, Ltd. sold one of its properties and received net sales proceeds of $550,000, resulting in a gain of $82,855 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997, are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 8: During the six months ended June 30, 1997, the partnership recorded an allowance for loss on land and net investment in the direct financing lease of $41,202, for financial reporting purposes, relating to one of its properties. The loss represents the difference between the property's land carrying value and the carrying value of the net investment in the direct financing lease, as compared to the estimated net realizable value, based on the anticipated sales price of this property from a third party.

Note 9: Certain data for columns representing less than 12 months have been annualized.

                       6 months
         1996            1997
     ------------    -----------



           78              38
            2               0

            5               5
 ------------    ------------
           85              43
 ============    ============

            0               0
            0               0
           84              42
            1               1
 ------------    ------------
           85              43
 ============    ============

         8.50%           8.50%

          257             300


          99%            100%

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XIV, LTD.

                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266
Equity in earnings of joint ventures                            0           1,305          35,480         338,717
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (66,518)
Interest income                                                 0          27,874         200,499          50,724
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         278,845       2,482,240       3,162,165
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844
Cash generated from sales (Note 4)                              0               0               0         696,012
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         321,737       2,812,631       4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         312,687         582,679         862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)
    Increase in other assets                                    0        (444,267)              0               0
    Other                                                       0               0               0           5,530
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              16              56              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============

                                      C-19

                   6 months
     1996            1997
  ------------    -----------

 $  3,999,813    $  1,964,870
      459,137         152,823

            0               0
       44,089          23,015
     (246,621)       (148,962)
            0               0
     (340,089)       (170,055)
------------    --------------
    3,916,329       1,821,691

    3,236,329       1,594,605
            0          47,256

    3,706,296       1,807,883
            0               0
            0               0
-------------   -------------
    3,706,296       1,807,883


   (3,706,296)     (1,807,883)
            0               0
       (6,226)        (48,377)
------------    --------------
       (6,226)        (48,377)



            0               0

            0               0
            0               0
            0               0
            0               0
       (7,500)              0
            0          51,950



            0               0
            0               0
            0               0
 ------------    ---------------

      (13,726)          3,573
 ============    ============




           71              35
 ============    ============
            0               0
 ============    ============
            0               1
 ============    ============

                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79
  - from capital gain                                           0               0               0               0
  - from return of capital                                      0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              51              79
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.50%           8.06%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.

                      6 months
        1996            1997
    ------------    -----------



           83              40
            0               0
            0               0

            0               1
 ------------    ------------
           83              41
 ============    ============

            0               0
            0               0
           83              40
            0               1
 ------------    ------------
           83              41
 ============    ============

         8.25%           8.25%

          214             255


         100%            100%

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND XV, LTD.

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699
Equity in earnings of joint ventures                            0           8,372         280,606         392,862
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0
Interest income                                                 0         167,734          88,059          43,049
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,026,715       2,861,912       2,954,318
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682
Cash generated from sales (Note 4)                              0               0         811,706               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
    - from cash flow from prior period
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073         234,682
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      40,000,000               0               0
    General partners' capital contra-
      bunions                                               1,000               0               0               0
    Syndication costs                                           0      (3,892,003)              0               0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0
    Investment in joint venture                                 0      (1,564,762)       (720,552)       (129,939)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0
    Increase in other assets                                    0        (187,757)              0               0
    Other                                                     (38)         (6,118)         25,150               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        104,743
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============

                                      C-23

    6 months
      1997
  ----------
 $  1,799,379
      117,311

            0
       24,263
     (123,377)
            0
     (124,149)
  -----------
    1,693,427

    1,430,120
       47,256

    1,673,623
            0
            0
  -----------
    1,673,623


   (1,673,623)
            0
       (6,377)
  -----------
       (6,377)



            0

            0
            0
            0

            0
            0
       51,950



            0
            0
            0
  -----------
       45,573




           35
            0
            1

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------  --------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66              80
  - from capital gain                                           0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              21              66              80
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Notes 6
  and 7).                                                       0           5.00%           7.25%           8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87             167
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%


Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: Distributions declared for the quarters ended December 31, 1994, 1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.

      6 months
        1997
     ----------


           42
            0
     ----------
           42

            0
            0
           42
     ----------
           42
     ==========

         8.00%

          209


         100%

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XVI, LTD.


                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    -------------
Gross revenue                                        $          0    $    186,257    $  2,702,504    $  4,343,390
Equity in earnings from joint venture                           0               0               0          19,668
Profit from sale of properties (Notes 4
  and 5)                                                        0               0               0         124,305
Interest income                                                 0          21,478         321,137          75,160
Less: Operating expenses                                        0         (10,700)       (274,595)       (261,878)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (9,458)       (318,205)       (552,447)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         187,577       2,430,841       3,748,198
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         189,864       2,139,382       3,239,830
                                                     ============    ============    ============    ============
  - from gain on sale (Notes 4 and 5)                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       3,753,726
Cash generated from sales (Notes 4 and 5)                       0               0               0         775,000
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       4,528,726
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (3,431,251)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,097,475
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      20,174,172      24,825,828               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,355,627)
    Investment in direct financing
      leases                                                    0        (975,853)     (5,595,236)       (405,937)
    Investment in joint venture                                 0               0               0        (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)         (2,494)
    Collection of overpayment of acqui-
      sition and syndication costs paid
      by related parties on behalf of the
      partnership                                               0               0               0               0
    Increase in other assets                                    0        (443,625)        (58,720)              0
    Other                                                     (36)        (20,714)         20,714               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             964       2,982,532       1,004,290      (2,441,583)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              53              71
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0
                                                     ============    ============    ============    ============

                                      C-27

   6 months
     1997
   --------
 $  2,145,424
       36,620

       41,148
       34,155
     (134,647)
            0
     (282,050)
  ------------
    1,840,650
 =============
    1,598,010
  ============
       41,148
  ============
    1,888,155
      610,384
            0
  -----------
    2,498,539


   (1,800,000)
            0
  -----------
      698,539



            0

            0
            0
            0

      (29,257)
            0



            0



            0
            0
            0
  -----------
      669,282
  -----------


           35
         =====
            0
         =====
            1
         =====

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45              76
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 6)                      0               1              45              76
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              45              76
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 6)                      0               1              45              76
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                     0.00%           4.50%           6.00%           7.88%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46             122
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 N/A            100%            100%            100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes.

Note 6: Distributions declared for the quarters ended December 31, 1994, 1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.

        6 months
          1997
        --------

           39
            1

            0
        --------
           40
        =======
            0
            0
           40
        --------
           40
        ========


         8.00%

          162






          99%

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XVII, LTD.

                                                         1995                          6 months
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    --------
Gross revenue                                        $          0    $  1,195,263    $  1,237,898
Equity in earnings of unconsolidated
  joint ventures                                                0           4,834          45,358
Interest income                                            12,153         244,406          48,537
Less: Operating expenses                                   (3,493)       (169,536)       (103,397)
      Interest expense                                          0               0               0
      Depreciation and amortization                          (309)       (179,208)       (188,038)
      Minority interest in income of
        consolidated joint venture                                              0         (10,432)
                                                     ------------    ------------    ------------
Net income - GAAP basis                                     8,351       1,095,759       1,029,926
                                                     ============    ============    ============
Taxable income
  - from operations                                        12,153       1,114,964       1,138,900
                                                     ============    ============    ============
  - from gain on sale                                           0               0               0
                                                     ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                           9,012       1,232,948       1,179,142
Cash generated from sales                                       0               0               0
Cash generated from refinancing                                 0               0               0
                                                     ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           9,012       1,232,948       1,179,142
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                             (1,199)       (703,681)     (1,015,084)
    - from sale of properties                                   0               0               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             7,813         529,267         164,058
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           5,696,921      24,303,079               0
    General partners' capital contri-
      butions                                               1,000               0               0
    Contributions from minority interest                        0         140,676         278,170
    Syndication costs                                    (604,348)     (2,407,317)              0
    Acquisition of land and buildings                    (332,928)    (19,735,346)     (1,978,419)
    Investment in direct financing
      leases                                                    0      (1,784,925)     (1,009,775)
    Investment in joint ventures                                0        (201,501)       (934,196)
    Increase in restricted cash                                 0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                      (347,907)       (326,483)        (26,068)
    Increase in other assets                             (221,282)              0               0
    Distributions to holder of minority
      interest                                                  0               0         (16,943)
    Other                                                    (410)            410               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                       4,198,859         517,860      (3,523,173)
                                                     ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            36              37              38
                                                     ============    ============    ============
  - from recapture                                              0               0               0
                                                     ============    ============    ============
Capital gain (loss)                                             0               0               0
                                                     ============    ============    ============

                                      C-31

                                                         1995                          6 months
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      4              23              34
  - from capital gain                                           0               0               0
  - from investment income from
      prior period                                              0               0               0
                                                     ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0              23              34
                                                     ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0
  - from refinancing                                            0               0               0
  - from operations                                             4              23              34
                                                     ------------    ------------    ------------
Total distributions on cash basis (Note 4)                      4              23              34
                                                     ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)                     5.00%           5.50%           7.25%
Total cumulative cash distributions per
  $1,000 investment from inception                              4              27              61
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             98%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVII, Ltd.

Note 4: Distributions declared for the quarters ended December 31, 1995 and 1996 are reflected in the 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996 and June 30, 1997 are not included in the 1996 and 1997 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

====================================================================================================================================




                                                 Cost of Properties
                                                 Including Closing and                                Selling Price, Net of
                                                      Soft Costs                                 Closing Costs and GAAP Adjustments
                                              --------------------------                         ----------------------------------

                                                                         Purchase                                        Total
                                                       Cash               money    Adjustments                       acquisition
                                                     received   Mortgage mortgage   resulting                        cost, capital
                                                      net of    balance   taken       from                 Original  improvements
                                   Date     Date of  closing    at time  back by   application             mortgage  closing and
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total     financing soft costs (1)
====================================================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                02/05/87  06/12/92 $1,169,021         0        0            0 $1,169,021          0      $955,000
  Wendy's -
    Fairfield, CA                07/01/87  10/03/94  1,018,490         0        0            0  1,018,490          0       861,500

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                05/29/87  07/21/93    746,800         0        0            0    746,800          0       642,800
  Pizza Hut -
    Graham, TX                   08/24/87  07/28/94    261,628         0        0            0    261,628          0       205,500
  Golden Corral -
    Medina, OH                   11/18/87  11/30/94    626,582         0        0            0    626,582          0       743,000
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    620,800         0        0            0    620,800          0       484,185
  KFC -
    Eagan, MN                    06/01/87  06/02/97    623,882         0   42,000            0    665,882          0       601,100

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                  06/02/88  01/10/97    496,418         0        0            0    496,418          0       591,362
  Perkins -
    Bradenton, FL                06/30/88  03/14/97  1,310,001         0        0            0  1,310,001          0     1,080,500
  Pizza Hut -
    Kissimmee, FL                02/23/88  04/08/97    673,159         0        0            0    673,159          0       474,755
  Burger King -
    Roswell, GA                  06/08/88  06/20/97    257,981         0  685,000            0    942,981          0       775,226

CNL Income Fund IV, Ltd.:



                                       Selling Price, Net of
                                  Closing Costs and GAAP Adjustments
                                  ----------------------------------
                                                     Excess
                                                  (deficiency)
                                                   of property
                                                  operating cash
                                                   receipts over
                                                        cash
       Property                             Total   expenditures
=================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                         $955,000       $214,021
  Wendy's -
    Fairfield, CA                          861,500        156,990

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                          642,800        104,000
  Pizza Hut -
    Graham, TX                             205,500         56,128
  Golden Corral -
    Medina, OH                             743,000       (116,418)
  Denny's -
    Show Low, AZ (8)                       484,185        136,615
  KFC -
    Eagan, MN                              601,100         64,782

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                            591,362        (94,944)
  Perkins -
    Bradenton, FL                         1,080,500       229,501
  Pizza Hut -
    Kissimmee, FL                          474,755        198,404
  Burger King -
    Roswell, GA                            775,226        167,755

CNL Income Fund IV, Ltd.:

  Taco Bell -
    York, PA                     03/22/89  04/27/94    712,000     0        0   0    712,000   0    616,501   616,501     95,499
  Burger King -
    Hastings, MI                 08/12/88  12/15/95    518,650     0        0   0    518,650   0    419,936   419,936     98,714
  Wendy's -
    Tampa, FL                    12/30/88  09/20/96  1,049,550     0        0   0  1,049,550   0    828,350   828,350    221,200

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)         02/28/90  08/25/95          0     0 1,040,000  0  1,040,000   0    986,418   986,418     53,582
  Ponderosa -
    St. Cloud, FL (6)            06/01/89  10/24/96     73,713     0 1,057,299  0  1,131,012   0    996,769   996,769    134,243
  Franklin National Bank -
    Franklin, TN                 06/26/89  01/07/97    960,741     0        0   0    960,741   0  1,138,164  1,138,164  (177,423)





  Taco Bell -                     616,501         95,499
    York, PA
  Burger King -                   419,936         98,714
    Hastings, MI
  Wendy's -                       828,350        221,200
    Tampa, FL

CNL Income Fund V, Ltd.:
  Perkins -                       986,418         53,582
    Myrtle Beach, SC (2)
  Ponderosa -                     996,769        134,243
    St. Cloud, FL (6)
  Franklin National Bank -       1,138,164      (177,423)
    Franklin, TN

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

====================================================================================================================================

                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Cost                                      Selling Price, Net of
                                              -------------------------                         Closing Costs and GAAP Adjustments
                                                                                                ------------------------------------

                                                                         Purchase                                        Total
                                                       Cash               money    Adjustments                       acquisition
                                                     received   Mortgage mortgage   resulting                        cost, capital
                                                      net of    balance   taken       from                 Original  improvements
                                   Date     Date of  closing    at time  back by   application             mortgage  closing and
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total     financing soft costs (1)
====================================================================================================================================
  Shoney's -
    Smyrna, TN                   03/22/89  05/13/97    636,788         0        0            0    636,788          0       554,200

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               11/02/89  05/24/94    791,211         0        0            0    791,211          0       605,500
  Hardee's -
    Heber Springs, AR            02/13/90  05/24/94    638,270         0        0            0    638,270          0       532,893
  Hardee's -
    Little Canada, MN            11/28/89  06/29/95    899,503         0        0            0    899,503          0       821,692
  Jack in the Box -
    Dallas, TX                   06/28/94  12/09/96    982,980         0        0            0    982,980          0       964,437
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    349,200         0        0            0    349,200          0       272,354

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0        0            0    700,000          0       560,202
  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0        0            0    869,036          0       742,333
  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0 1,160,000           0  1,160,000          0     1,084,905
  Church's Fried Chicken -
    Jacksonville, FL (4)         04/30/90  12/01/95          0         0  240,000            0    240,000          0       233,728
  Shoney's -
    Colorado Springs, CO         07/03/90  07/24/96  1,044,909         0        0            0  1,044,909          0       893,739
  Hardee's -
    Hartland, MI                 07/10/90  10/23/96    617,035         0        0            0    617,035          0       841,642

                                     Selling Price, Net of
                            Closing Costs and GAAP Adjustments
               ------------------------------------------------------
                                        Excess
                                     (deficiency)
                                     of property
                                    operating cash
                                    receipts over
                                        cash
       Property             Total   expenditures
===================================================
  Shoney's -
    Smyrna, TN
                           554,200         82,588
CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR
  Hardee's -               605,500        185,711
    Heber Springs, AR
  Hardee's -               532,893        105,377
    Little Canada, MN
  Jack in the Box -        821,692         77,811
    Dallas, TX
  Denny's -                964,437         18,543
    Show Low, AZ (8)
                           272,354         76,846
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT
  Hardee's -               560,202        139,798
    St. Paul, MN
  Perkins -                742,333        126,703
    Florence, SC (3)
  Church's Fried Chicken -1,084,905        75,095
    Jacksonville, FL (4)
  Shoney's -               233,728          6,272
    Colorado Springs, CO
  Hardee's -               893,739        151,170
    Hartland, MI
                           841,642       (224,607)

  Hardee's -
    Columbus, IN             09/04/90  05/30/97    223,590   0         0     0    223,590   0    219,676   219,676    3,914

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                03/16/91  07/31/95  1,184,865   0         0     0  1,184,865   0    949,199   949,199  235,666
  Church's Fried Chicken -
    Jacksonville, FL (4)     09/28/90  12/01/95          0   0   240,000     0    240,000   0    238,153   238,153    1,847
  Church's Fried Chicken -
    Jacksonville, FL (5)     09/28/90  12/01/95          0   0   220,000     0    220,000   0    215,845   215,845    4,155
  Ponderosa -
    Orlando, FL (6)          12/17/90  10/24/96          0   0 1,353,775     0  1,353,775   0  1,179,210 1,179,210  174,565


                                      C-34



                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

====================================================================================================================================



                                                   Cost of Properties
                                                 Including Closing and                                 Selling Price, Net of
                                                       Soft Costs                                Closing Costs and GAAP Adjustments
                                                 ---------------------                           ----------------------------------
                                                                         Purchase                                        Total
                                                       Cash               money    Adjustments                       acquisition
                                                     received   Mortgage mortgage   resulting                        cost, capital
                                                      net of    balance   taken       from                 Original  improvements
                                   Date     Date of  closing    at time  back by   application             mortgage  closing and
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total     financing soft costs (1)
====================================================================================================================================
CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                 05/31/91  12/12/96    918,445     0        0          0        918,445       0         918,445
  Burger King -
    Alpharetta, GA               09/20/91  06/30/97  1,053,571     0        0          0      1,053,571       0         713,866

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186     0        0          0      1,050,186       0         987,679

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA             09/29/92  11/07/96  1,044,750     0        0          0      1,044,750       0         818,850

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000     0        0          0      1,640,000       0       1,636,643

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411     0        0          0        286,411       0         286,411
  Checkers -
    Richmond, VA                 03/31/94  11/21/96    550,000     0        0          0        550,000       0         413,288

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031     0        0          0        339,031       0         339,031
  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981     0        0          0        356,981       0         356,981
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533     0        0          0      1,753,533       0       1,510,245
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058     0        0          0        747,058       0         672,746

                                           Selling Price, Net of
                                     Closing Costs and GAAP Adjustments
                                     ----------------------------------
                                                  Excess
                                               (deficiency)
                                               of property
                                              operating cash
                                               receipts over
                                                   cash
       Property                     Total      expenditures
================================================================
[S]   [C]
CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                   918,445              0
  Burger King -
    Alpharetta, GA                 713,866        339,705

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                     987,679         62,507

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA               818,850        225,900

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                   1,636,643         3,357

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                    286,411              0
  Checkers -
    Richmond, VA                   413,288        136,712

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                  339,031              0
  Checkers -
    Dallas, TX                     356,981              0
  TGI Friday's -
    Woodridge, NJ (7)             1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)              672,746         74,312

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN         05/27/94  03/01/95    263,221  0  0   0    263,221  0    263,221   263,221         0
  Checkers -
    Leavenworth, KS       06/22/94  03/01/95    259,600  0  0   0    259,600  0    259,600   259,600         0
  Checkers -
    Knoxville, TN         07/08/94  03/01/95    288,885  0  0   0    288,885  0    288,885   288,885         0
  TGI Friday's -
    Woodridge, NJ (7)     01/01/95  09/27/96  1,753,533  0  0   0  1,753,533  0  1,510,245  1,510,245  243,288

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

====================================================================================================================================
                                                 Cost of Properties
                                                Including Closing and                              Selling Price, Net of
                                                     Soft Costs                              Closing Costs and GAAP Adjustments
                                                 ---------------------                       ----------------------------------
                                                                             Purchase                                   Total
                                                         Cash                 money    Adjustments                   acquisition
                                                       received     Mortgage mortgage   resulting                    cost, capital
                                                        net of      balance   taken       from             Original  improvements
                                   Date     Date of    closing      at time  back by   application         mortgage  closing and
       Property                  Acquired    Sale       costs       of sale  program     of GAAP    Total  financing soft costs (1)
====================================================================================================================================
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0           0      747,058    0       672,746

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0           0      775,000    0       613,838
  Checker's -
    Oviedo, FL                   11/14/94  02/28/97    610,384         0        0           0      610,384    0       506,311



                                        Selling Price, Net of
                                  Closing Costs and GAAP Adjustments
                                  ----------------------------------
                                                Excess
                                              (deficiency)
                                             of property
                                             operating cash
                                             receipts over
                                                 cash
       Property                    Total     expenditures
===================================================================

  Wendy's -
    Woodridge, NJ (7)            672,746         74,312

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 613,838        161,162
  Checker's -
    Oviedo, FL                   506,311        104,073




(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2)  Amount shown is face value and does not represent discounted current value.
     The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.

(3)  Amount shown is face value and does not represent discounted current value.
     The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.

(4)  Amounts shown are face value and do not represent discounted current value.
     Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5)  Amount shown is face value and does not represent discounted current value.
     The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.

(6)  Amounts shown are face value and do not represent discounted current value.
     Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for each of CNL Income Fund XIV, Ltd.
     and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8)  CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI,
     Ltd. owns a 36 percent interest in this joint venture. The amounts presented for each of CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd.
     represent each partnership's percent interest in the properties owned by Show Low Joint Venture.

                                      C-36




                                  ADDENDUM TO
                                   EXHIBIT F


                             STATEMENT OF ESTIMATED
                           TAXABLE OPERATING RESULTS

THE STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS IN THIS ADDENDUM UPDATES
AND REPLACES EXHIBIT F TO THE ATTACHED PROSPECTUS, DATED MAY 9, 1997.





                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                          CNL INCOME FUND XVIII, LTD.
                       PROPERTIES ACQUIRED FROM INCEPTION
                            THROUGH OCTOBER 22, 1997
        For the Period October 12, 1996 (the date operations commenced)
                     through December 31, 1996 (Unaudited)


         The following statement presents unaudited estimated taxable operating results of each Property acquired by CNL XVIII from inception through October
22, 1997. The statement presents estimated taxable operating results for each Property that was operational as if the Property had been acquired and operational on October 12, 1996 (the date CNL XVIII commenced operations) through December 31, 1996. The statement should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of CNL XVIII for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of CNL XVIII.




                                            Burger King      Golden Corral        Jack in the Box     Jack in the Box
                                            Kinston, NC    Houston #1, TX (7)    Echo Park, CA (6)   Henderson, NV (6)
                                            -----------    ------------------    ------------------  -----------------

Estimated Taxable Operating Results:

Base Rent (1)                                $ 19,862           (5)                   (5)                 (5)

Management Fees (2)                              (199)          (5)                   (5)                 (5)

General and Administrative
  Expenses (3)                                   (993)          (5)                   (5)                 (5)
                                             --------

Estimated Cash Available from
  Operations                                   18,670           (5)                   (5)                 (5)

Depreciation Expense (4)                       (3,660)          (5)                   (5)                 (5)
                                             --------

Estimated Taxable Operating Results          $ 15,010           (5)                   (5)                 (5)
                                             ========







                                 See Footnotes


                                        Jack in the Box      Golden Corral    Boston Market   Black-eyed Pea
                                      Centerville, TX (6)  Galveston, TX (7)   Raleigh, NC     Atlanta, GA
                                      -------------------  -----------------  -------------   ------------
Estimated Taxable Operating Results:

Base Rent (1)              (5)              (5)               $ 27,144          $ 15,358

Management Fees (2)                         (5)                  (5)                (271)            (154)

General and Administrative
  Expenses (3)                              (5)                  (5)              (1,357)            (768)
                                                                                --------         --------

Estimated Cash Available from
  Operations                                (5)                  (5)              25,516           14,436

Depreciation Expense (4)                    (5)                  (5)              (2,672)          (3,596)
                                                                                --------         --------

Estimated Taxable Operating Results         (5)                  (5)            $ 22,844         $ 10,840
                                                                                ========         ========

                                 See Footnotes


                                        Golden Corral      Boston Market        On The Border     Boston Market
                                          Stow, OH      San Antonio #1, TX   San Antonio #2, TX  Minnetonka, MN
                                        -------------  --------------------  ------------------  ---------------

Estimated Taxable Operating Results:

Base Rent (1)                             $42,009            (5)                 (5)                (9)

Management Fees (2)                         (420)            (5)                 (5)                (9)

General and Administrative
  Expenses (3)                            (2,100)            (5)                 (5)                (9)
                                        --------

Estimated Cash Available from
  Operations                              39,489             (5)                 (5)                (9)

Depreciation Expense (4)                  (7,047)            (5)                 (5)                (9)
                                        --------

Estimate Taxable Operating Results      $ 32,442             (5)                 (5)                (9)
                                        ========



                                 See Footnotes



                                         Wendy's    Boston Market    Jack in the Box        Golden Corral
                                        Sparta, TN  Timonium, MD    Houston #2, TX (6)  Elizabethtown, KY (7)
                                        ----------  -------------   ------------------  ---------------------

Estimated Taxable Operating Results:

Base Rent (1)                             (5)           (5)              (5)                  (5)

Management Fees (2)                       (5)           (5)              (5)                  (5)

General and Administrative
  Expenses (3)                            (5)           (5)              (5)                  (5)

Estimated Cash Available from
  Operations                              (5)           (5)              (5)                  (5)

Depreciation Expense (4)                  (5)           (5)              (5)                  (5)

Estimate Taxable Operating Results        (5)           (5)              (5)                  (5)



                                 See Footnotes



                                              IHOP              Arby's             IHOP        Golden Corral
                                       Santa Rosa, CA (8)   Lexington, NC   Bridgeview, IL(8)  Destin, FL (7)
                                       ------------------   -------------   -----------------  --------------
Estimated Taxable Operating Results:

Base Rent (1)                             $ 28,547            $ 13,861        $ 31,579               (5)

Management Fees (2)                           (285)               (139)           (316)              (5)

General and Administrative
  Expenses (3)                              (1,427)               (693)         (1,579)              (5)
                                          --------            --------         -------

Estimated Cash Available from
  Operations                                26,835              13,029          29,684               (5)

Depreciation Expense (4)                    (4,678)             (2,499)         (6,267)              (5)
                                          --------            --------        --------

Estimate Taxable Operating Results        $ 22,157            $ 10,530        $ 23,417               (5)
                                          ========            ========        ========




                                 See Footnotes

                                                                   Ground Round
                                                                   Rochester, NY                  Total
                                                                   -------------                  -----
Estimated Taxable Operating Results:

Base Rent (1)                                                      $107,159                     $285,519

Management Fees (2)                                                  (1,072)                      (2,856)

General and Administrative
  Expenses (3)                                                       (5,358)                     (14,275)
                                                                   --------                     --------

Estimated Cash Available from
  Operations                                                        100,729                      268,388

Depreciation Expense (4)                                            (14,478)                     (44,897)
                                                                   --------                     --------

Estimate Taxable Operating Results                                 $ 86,251                     $223,491
                                                                   ========                     ========

----------------------------------

FOOTNOTES:

(1) Represents rental income from leases for eight of the 21 Properties acquired from inception through October 22, 1997, which were operational at the time acquired by CNL XVIII, for the period commencing October 12, 1996 (the date CNL XVIII commenced operations) through December 31, 1996. The 12 Properties acquired by CNL XVIII that are under construction are not presented due to the fact that they were not operational for the period presented.

(2) The Properties are managed pursuant to a management agreement between CNL XVIII and an Affiliate of the General Partners, pursuant to which the Affiliate receives an annual management fee in an amount equal to one percent of the gross revenues that CNL XVIII earns from its Properties. See "Management Compensation."

(3) Estimated at five percent of gross rental income based on the previous experience of Affiliates of the General Partners with 17 public limited partnerships which own properties similar to that owned by CNL XVIII.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 40 years.

(5) This Property is under construction and therefore was not operational for the period presented. The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

         Property                           Estimated Final Completion Date

         Houston #1 Property                Opened for business April 1, 1997
         Echo Park Property                 Opened for business June 26, 1997
         Henderson Property                 Opened for business June 30, 1997
         Centerville Property               Opened for business April 18, 1997
         Galveston Property                 Opened for business May 19, 1997
         San Antonio #1 Property            Opened for business August 18, 1997

         Property                         Estimated Final Completion Date
         San Antonio #2 Property          Opened for business September 2, 1997
         Sparta Property                  Opened for business August 25, 1997
         Timonium Property                Opened for business July 13, 1997
         Houston #2 Property              Opened for business September 24, 1997
         Elizabethtown Property           Opened for business October 21, 1997
         Destin Property                  March 16, 1998

(6) The lessee of the Echo Park, Henderson, Centerville and Houston #2 Properties is the same unaffiliated lessee.

(7) The lessee of the Houston #1, Galveston, Elizabethtown and Destin Properties is the same unaffiliated lessee.

(8) The lessee of the Santa Rosa and Bridgeview Properties is the same unaffiliated lessee.

(9) This Property was originally acquired with the intent to construct a Boston Market restaurant. The tenant has subsequently decided not to develop on this location. CNL XVIII and the tenant are currently in discussions regarding the disposition of the Property or development into a different restaurant concept. If sold, any proceeds received from the sale of the Property will be used by CNL XVIII to acquire an additional Property.